As filed with the Securities and Exchange Commission on May 5, 2006

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             LASER ENERGETICS, INC.
                 (Name of Small Business Issuer in Its Charter)

           Oklahoma                       333900                 73-1382681
       (State or Other               (Primary Standard        (I.R.S. Employer
Jurisdiction of Incorporation    Industrial Classification   Identification No.)
       or Organization)                Code Number)

                       3535 Quaker Bridge Road, Suite 700
                          Mercerville, New Jersey 08619
                                 (609) 587-8250
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Robert D. Battis
                      President and Chief Executive Officer
                       3535 Quaker Bridge Road, Suite 700
                          Mercerville, New Jersey 08619
                                 (609) 587-8250
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                            Scott S. Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum
    Title of Each Class of          Amount to be         Aggregate Offering
 Securities to be Registered         Registered                 Price               Amount of Registration Fee
---------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$0.001 par value per share            29,208,420 (1)         $14,896,294 (2)                   $1,594
---------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$0.001 par value per share            54,687,500 (3)         $   546,875 (4)                   $   59
---------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$0.001 par value per share           200,000,000 (5)         $ 1,404,299 (4)                   $  150
---------------------------------------------------------------------------------------------------------------
            TOTAL                    283,895,920             $16,847,468                       $1,803
                                     ===========             ===========                       ======
---------------------------------------------------------------------------------------------------------------

(1) Includes 26,208,420 shares of our Class A Common Stock issued to the selling stockholders in various private placement transactions and asset purchase transactions and up to 3,000,000 shares of our Class A Common Stock issuable upon exercise of certain outstanding warrants.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 assuming a market value per share of $0.51, the last sale price of the Class A Common Stock, which sale occurred on April 28, 2006.

(3) Includes up to 54,687,500 shares of our Class A Common Stock that may be issued upon the conversion of $250,000 aggregate principal amount of our convertible debentures and interest that may accrue thereon through December 31, 2007, assuming a conversion price of $0.01 per share, less applicable discounts. The actual number of shares that may be issued upon conversion of these debentures will vary depending on the bid price of our Class A Common Stock on the relevant market from time to time.

(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, based on the respective discounts, if any, from the market value of our Class A Common Stock at which these future-priced securities will be convertible, and assuming the conversion of interest that may accrue on such securities through December 31, 2007.

(5) Includes up to 200,000,000 shares of our Class A Common Stock that may be issued upon the conversion of all or a portion of $1,220,479 aggregate principal amount of our convertible debentures and interest that may accrue thereon through December 31, 2007. The actual number of shares that may be issued upon conversion of these debentures may vary depending on the bid price of our Class A Common Stock on the relevant market from time to time.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                    Subject to completion, dated May 5, 2006

                             Laser Energetics, Inc.
                   283,895,920 Shares of Class A Common Stock

      This prospectus relates to the offering of up to 283,895,920 shares of our Class A Common Stock, par value $0.001 per share, by certain persons who are or may become our stockholders. We are not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

      This offering is not being underwritten. Except for iVoice, which intends to dividend up to 6,000,000 of the shares of our Class A Common Stock held by iVoice to its stockholders, the selling shareholders will sell their shares of our Class A Common Stock that are registered pursuant to the registration statement of which this prospectus is a part at prevailing market prices or privately negotiated prices. The prevailing market prices for the shares will fluctuate based on market forces, such as the demand for the shares of Class A Common Stock.

      The number of shares that may be issued upon conversion of certain debentures and that are being offered hereby will vary depending on the bid price of our Class A Common Stock preceding the time that such debentures are ultimately converted, if ever. In calculating that up to 54,687,500 shares of our Class A Common Stock are issuable upon conversion of $250,000 of these debentures (which convert at a price per share equal to 50% of the average closing bid price of our Class A Common Stock for the four trading days immediately preceding conversion), we have assumed a bid price at the relevant times equal to $0.01 per share. Likewise, in calculating that up to 200,000,000 shares of our Class A Common Stock are issuable upon conversion of $1,220,479 of these debentures (which convert at a price per share equal to 95% of the lowest closing bid price of our Class A Common Stock for the thirty trading days immediately preceding conversion). We have also assumed that all the interest that may accrue on any of these debentures through December 31, 2007 accrues and is converted into shares of our Class A Common Stock. If, for example, the bid price at the relevant times is $0.05 per share, then no more than 39,023,479 shares of our Class A Common Stock will be issuable upon conversion of all of these debentures in the aggregate.

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 8.

      This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

      Our Class A Common Stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Broker/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this prospectus is ____________ ___, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

SUMMARY OF THE OFFERING........................................................2

SUMMARY CONDENSED FINANCIAL INFORMATION........................................6

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE.....................7

RISK FACTORS...................................................................8

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................21

SELLING STOCKHOLDERS..........................................................21

USE OF PROCEEDS...............................................................24

PLAN OF DISTRIBUTION..........................................................24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS.............................................................25

OUR BUSINESS..................................................................31

MANAGEMENT....................................................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................47

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
    OTHER STOCKHOLDER MATTERS.................................................49

DESCRIPTION OF SECURITIES.....................................................54

CHANGES IN ACCOUNTANTS........................................................59

EXPERTS.......................................................................59

LEGAL MATTERS.................................................................60

WHERE YOU CAN FIND MORE INFORMATION...........................................60

INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

Overview

      Laser Energetics, Inc., which we refer to in this prospectus, together with its subsidiaries on a consolidated basis, as "Laser Energetics," "we," "us" and "our" was incorporated in Oklahoma in 1991. We changed our name to "Laser Energetics, Inc." from "Happy Food Corporation" after completing a share exchange, on June 1, 2005, with Laser Energetics, Inc., a Florida corporation ("LEI/Florida"). Pursuant to the share exchange:

      o     LEI/Florida became our subsidiary;

      o the holders of class A common stock of LEI/Florida who participated in the exchange received approximately 90.0% of the then issued and outstanding shares of our Class A Common Stock, par value $0.001 per share; and

      o all of the shares of class B common stock of LEI/Florida were exchanged for shares of our Class B Common Stock, par value $0.001 per share.

Certain investors who, in the aggregate hold less than 5% of the class A common stock of LEI/Florida did not participate in the share exchange, but rather remain as minority shareholders of LEI/Florida. We plan to merge LEI/Florida with and into us at such time as the registration statement of which this prospectus is a part is declared effective. As a result of this merger, we expect that these minority shareholders of LEI/Florida will exchange their class A common stock of LEI/Florida for an aggregate of 4,107,356 shares of our Class A Common Stock. However, the minority shareholders of LEI/Florida have the right to not participate in the merger and they can receive a cash settlement for their shares at the fair market price of the shares of LEI/Florida.

      We are a development stage laser technology company. We use our proprietary laser technology and intellectual property to provide organizations with laser-based products and services. Our products include our solid state BrightStar Alexandrite laser products and our "PSLM" laser system products. Our services include our laser applications and process development services, and our laser contract manufacturing services.

      We have organized ourselves to be "The Total Laser Technology Solutions Company." Our company structure is designed to provide our customers with efficient economical laser solutions to the challenges they face in industry, medicine, science and government. We believe our complementary offering of laser-based products and services support and complement each other, thereby allowing us to provide our customers with comprehensive laser-based solutions that address their needs for laser technology.

      We may seek to expand our operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside our current field of operations. We may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, we have no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and are not considering any potential acquisitions.

      Our principal office is located at 3535 Quaker Bridge Road, Suite 700, Mercerville, New Jersey 08619. Our telephone number is (609) 587-8250. Our company website is located at www.laserenergetics.com.

                             SUMMARY OF THE OFFERING

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of Laser Energetics. The selling stockholders consist of:

      o Dr. Max M. Behr, Dr. David Brown, Dr. Victor D. Cohen, iVoice, Roger Levy, Judith D. Mayer, T. H. Loomis, Brian Mayer, Howard Mayer, Dr. Herbert J. Nevyas and James Tucker, as holders of Class A Common Stock, who intend to sell up to 216,868, 6,344,096, 100,000,
            10,000,000, 602,410, 602,410, 301,205, 301,205, 1,204,819, 180,000
            and 20,000 shares of Class A Common Stock, respectively;

      o Trey, as a holder of debentures convertible into Class A Common Stock, that intends to sell an aggregate of up to 54,687,500 shares of Class A Common Stock that may be issued upon conversion of such debentures;

      o Cornell Capital, as a holder of debentures convertible into Class A Common Stock, that intends to sell an aggregate of up to 200,000,000 shares of Class A Common Stock that may be issued upon conversion of such debentures;

      o Cornell Capital, as a holder of warrants to purchase Class A Common Stock, that intends to sell an aggregate of up to 3,000,000 shares of Class A Common Stock that may be issued upon exercise of such warrants; and

      o Elliott Dworkin and the Estate of Marc Dworkin, as holders of Class A Common Stock, who intend to sell an aggregate of up to 3,064,273 and 3,271,134 shares of Class A Common Stock, respectively.

Registration of 9,873,013 shares of Class A Common Stock owned by certain Selling Stockholders

      Pursuant to a Security Purchase Agreement dated March 29, 2005, we issued 1,204,819 shares of our Class A Common Stock to Howard Mayer, and we granted Howard Mayer registration rights.

      Pursuant to various Subscription Agreements entered into by Dr. Max M. Behr, Dr. David Brown, Dr. Victor D. Cohen, Roger Levy, Judith D. Mayer, T. H. Loomis and Brian Mayer to purchase 216,868, 6,024,096, 100,000, 602,410,
602,410, 301,205 and 301,205 shares of our Class A Common Stock, respectively, we are registering their shares. The subscription agreements are part of a private placement offering to raise an aggregate of up to $5,000,000 at the purchase price of $0.083 per share.

      Following the termination of the above mentioned private placement offering on February 14, 2006, we entered into additional Subscription Agreements with Dr. David Brown, Dr. Herbert J. Nevyas and James Tucker to purchase 320,000, 180,000 and 20,000 shares of our Class A Common Stock, respectively. We have also agreed to register their shares. The subscription agreements are part of a subsequent private placement offering to raise an aggregate of up to $20,000,000 at the purchase price of $0.25 per share.

Registration of Shares of our Class A Common Stock Issued and Issuable in Connection with the Purchase of Assets from Trey Resources, Inc.

      On November 16, 2004, we entered into the Patient Reminder Purchase Agreement with Trey Resources, Inc. pursuant to which we purchased from Trey all of its right, title and interest in and to the intellectual property rights relating to the Patient Reminder software ("Reminder") held by Trey. Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to an individual to verify a set appointment or reservation time. The information necessary to place the call is retrieved from an electronic database of information that includes the necessary information to place the call such as the individual's name, phone number and previously set appointment time and a pre-recorded message or instruction that is played back to the call recipient. Using a graphical user interface, Reminder can be easily configured to call a user's appointments one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, Reminder asks call recipients to confirm their appointments or to cancel and request rescheduling of their appointments by pressing a key on their telephone keypad.

      We also are exploring methods of integrating Reminder with our laser systems, so that critical steps in maintaining lasers are preceded by a reminder call to the laser system operator reminding them to do preventive maintenance.

      As consideration for Trey's sale of Reminder to us, we issued to Trey (i) 10,000,000 shares of our Class A Common Stock and (ii) convertible debentures in an amount equal to $250,000. These debentures are convertible into shares of our Class A Common Stock at a 50% discount to the average closing bid price of our Class A Common Stock for the four trading days immediately preceding conversion. These convertible debentures accrue interest at a rate of 3% per year, have a term of five years, and are convertible at the holder's option. Up to 54,687,500 shares of our Class A Common Stock are issuable upon conversion of these debentures assuming (a) a bid price at the relevant times equal to $0.01 per share, and (b) that all the interest that may accrue on these debentures through December 31, 2007 is ultimately converted.

      We agreed with Trey to file with the SEC a registration statement on Form SB-2 to register the 10,000,000 shares of our Class A Common Stock that we issued to Trey pursuant to the Patient Reminder Purchase Agreement (and that Trey subsequently transferred to iVoice), and the common stock underlying their convertible debenture. We are filing the registration statement of which this prospectus forms a part, among other things, to fulfill our contractual obligations to Trey under the Patient Reminder Purchase Agreement.

Registration of shares of Class A Common Stock Owned by certain shareholders.

      In connection with a Forbearance Agreement by and among us, LEI/Florida, the Estate of Sidney Dworkin, Elliott Dworkin, and the Estate of Marc Dworkin dated as of December 20, 2005, we agreed with Elliott Dworkin and the Estate of Marc Dworkin to register the aggregate of 6,335,407 shares of our class A Common Stock that were issued to them pursuant to various Subscription Agreements.

Cornell Capital Partners, L.P. ("Cornell Capital")

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006, Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures

(including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479, and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement of which this prospectus is a part. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share. Our obligations under the amended and restated debenture are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock to Cornell Capital to secure our obligations under the Amended and Restated Securities Purchase Agreement and the amended and restated secured convertible debenture due February 14, 2009.

Trading Market

      Shares of our common stock are quoted on the over-the-counter market in the Pink Sheets, under the symbol "LNGT.PK." However, prior to the filing of this registration statement, there has been very little publicly available information regarding our business and our securities, and the trading market for our Class A Common Stock has been extremely illiquid. The last sale of our Class A Common Stock through the Pink Sheets occurred on April 28, 2006 (in limited trading) at a price of $0.51 per share. We expect that a market maker will apply for quotation on the Over The Counter Bulletin Board on our behalf, however this may not happen or any such application may not be successful.

      This prospectus relates to shares of Class A Common Stock

      o issued in private placement transactions to each of Dr. Max M. Behr, Dr. David Brown, Dr. Victor D. Cohen, Roger Levy, Judith D. Mayer,
            T. H. Loomis, Brian Mayer, Howard Mayer, Dr. Herbert J. Nevyas and James Tucker during 2005 and 2006;

      o issued to Trey pursuant to the Patient Reminder Purchase Agreement, dated November 16, 2004, and subsequently transferred to iVoice;

      o issuable upon conversion of $250,000 of convertible debentures issued to Trey;

      o issued in various Subscription Agreements and pursuant to the Forbearance Agreement with Elliott Dworkin and the Estate of Marc Dworkin;

      o issuable upon conversion of an aggregate of $1,220,479 of convertible debentures issued to Cornell Capital; and

      o issuable upon exercise of a warrant to purchase 3,000,000 shares of our Class A Common Stock issued to Cornell Capital.

Class A Common Stock Offered             Up to 283,895,920 shares by selling
                                         stockholders

Offering Price                           Market price

Class A Common Stock outstanding before  116,916,296 shares of Class A Common
the offering (pro forma the merger of    Stock
LEI/Florida with and into us, but
ignoring shares that may be issued upon
the conversion of outstanding shares of
Class B Common Stock).

Use of Proceeds                          We will not receive any proceeds from
                                         the sale of the shares offered by the
                                         selling stockholders.

Risk Factors                             The securities offered hereby involve a
                                         high degree of risk. You should read
                                         carefully the factors discussed under
                                         "Risk Factors" beginning on page 8.
                                         Several of the most significant risk
                                         factors include:

                                         o    Future sales by our stockholders
                                              may adversely affect our stock
                                              price and our ability to raise
                                              funds in new stock offerings.

                                         o    Existing stockholders may
                                              experience significant dilution
                                              from our issuance of shares
                                              pursuant to the conversion of
                                              debentures at discounts to future
                                              market-based prices.

                                         o    Existing stockholders may
                                              experience significant dilution
                                              from our issuance of shares
                                              pursuant to the conversion of our
                                              outstanding Class B Common Stock
                                              at a discount to future
                                              market-based prices.

                                         o    The selling stockholders have
                                              informed us that they intend to
                                              sell their shares of common stock
                                              in the public market, which sales
                                              may cause our stock price to
                                              decline.

                                         o    We may in the future, sell or
                                              issue additional unregistered
                                              convertible securities which are
                                              convertible into Class A Common
                                              Stock, without limitations on the
                                              number of common shares the
                                              securities are convertible into,
                                              which could dilute the value of
                                              your holdings and could have other
                                              negative impacts on your
                                              investment.

                     SUMMARY CONDENSED FINANCIAL INFORMATION

      The following table presents our summary historical and pro forma financial data. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto each included elsewhere herein.

                                                     For the year ended
                                              December 31,          December 31,
                                                  2005                  2004
                                                                     (Restated)
Statement of Operations:
Sales                                         $        --           $ 2,502,972
Cost of Sales                                          --             1,551,953
Gross Profit                                           --               951,019
Operating Expenses                              1,096,961               769,611
Other (Expense)                                  (530,993)             (341,338)
Net Loss                                      $(1,627,954)          $  (159,930)

                                             As of December       As of December
                                                31, 2005             31, 2004
                                                                    (Restated)
Balance Sheets:
Current Assets                                $   329,342           $   446,189
Intangible Assets                                 300,000               300,000
Total Liabilities                               5,093,729             5,344,187
Stockholders (Deficit)                        $(4,379,425)          $(4,521,229)

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

      The net tangible book value of Laser Energetics as of December 31, 2005 was $(4,679,425) or $(.04030) per share of Class A Common Stock. Subsequent to December 31, 2005, but prior to the effectiveness of this registration statement, Laser Energetics shall have received the remaining funds available on the Cornell Convertible Debenture and it is estimated that the net tangible book value as of April 30, 2006, pro forma the funding of the Cornell Convertible Debenture, was $(5,100,000) or $(.04362) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Laser Energetics (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to Laser Energetics, our net tangible book value will be unaffected by this offering. Our net tangible book value per share, however, will be impacted if and when common stock is issued under the convertible secured debentures. The amount of dilution will depend on the offering price and number of shares to be issued under the convertible secured debentures. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that Laser Energetics will issue an aggregate of 257,687,500 shares of Class A Common Stock (54,687,500 shares issuable upon conversion of the convertible secured debentures of Trey at an assumed offering price of $0.01 per share, issuance of 200,000,000 shares being registered for Cornell for conversion of the convertible debentures, and the exercise of 3,000,000 warrants for Cornell Capital) our net tangible book value would have been $(.01361) per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $.03001 per share and an immediate dilution to new stockholders of $.02361 per share, or 236.1%. The following table illustrates the per share dilution:

Assumed public offering price per share                                       $ 0.01000
Net tangible book value per share before this offering       $(.04362)
Increase attributable to new investors                       $ .03001
                                                             --------
Net tangible book value per share after this offering                         $( .01361)
                                                                              ---------
Dilution per share to new stockholders                                        $  .02361
                                                                              =========

      The conversion prices into Class A Common Stock of certain of our outstanding securities are based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices ((1) assuming the convertible debenture conversion for Trey and Cornell and the exercise of 5,160,000 warrants for Cornell Capital):

--------------------------------------------------------------------------------
    Assumed Market           No. of Shares to            Dilution per Share
        Price                  be issued (1)              to New Investors
    --------------           ----------------            ------------------
--------------------------------------------------------------------------------
       $0.01000                 257,687,500                   $.02361
--------------------------------------------------------------------------------
       $0.00750                 275,916,667                   $.02048
--------------------------------------------------------------------------------
       $0.00500                 393,234,790                   $.01500
--------------------------------------------------------------------------------
       $0.00250                 783,469,580                   $.00816
--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to our business and the offering.

      If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our Class A Common Stock could decline significantly.

      The risk factors below contain forward-looking statements regarding us and the offering. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

We will face many of the difficulties that companies in the early stage may face.

      As a result of our limited operating history, it may be difficult for you to assess our growth and earnings potential. We have not yet developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

We may have insufficient capital to continue our operations and we may never achieve or maintain profitability.

      Unless we become profitable with the existing sources of funds we have available and our sales efforts, we will require additional capital to sustain operations, and we may need access to additional capital or additional debt financing to expand our business. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable operations, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain additional financing would result in the need to reduce the pace of our business operations. Any of these events could adversely affect our business and results of operations.

We cannot assure you that we will be able to access external funding when needed.

      We currently depend on external financing to fund our operations, and we have no current plans to obtain other financing. We cannot assure you that we will be able to obtain such financing on favorable terms, in sufficient amounts, or at all, when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, and our business, financial condition and results of operations.

We have a history of operating losses, and we may not achieve or maintain profitability in the future.

      We have historically lost money. LEI/Florida had net losses of approximately $1,628,000 and $160,000 for the years ended December 31, 2005 and 2004, respectively. Future losses are likely to occur. Accordingly, we may experience liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

      We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to find financing on commercially reasonable terms, or generate revenue from the sales of our products and services, we could be forced to curtail or cease our operations.

      We have generated very limited revenue from operations. If we do not begin generating more revenue, we may have to cease operations. Total Stockholders' Deficit through December 31, 2005 is approximately $4,380,000. In order to become profitable, we will need to generate revenues to offset our cost of research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future and ultimately, we may have to cease operations.

      Our results of operations are impossible to predict because we have limited operations. As a result, we cannot determine if we will be successful in our proposed plan of operation. Accordingly, we cannot determine what the future holds for our proposed plan of business. As such, an investment in our business is extremely risky and could result in the entire loss of your investment.

We have received a going concern opinion from our independent auditors that describes the uncertainty regarding our ability to continue as a going concern.

      We have received a report from our independent auditors for the fiscal years ended December 31, 2005 and December 31, 2004 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern due to our historical negative cash flow and because, as of the date of the auditors' opinion, we did not have access to sufficient committed capital to meet our projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

Our future revenue and operating results are unpredictable and may fluctuate, which could cause our stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o     seasonality in the buying patterns of our markets; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

We have in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock into which the securities are convertible, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

      We have relied on the private placement of our securities to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part (and excluding interest accrued on such debentures), we have outstanding $250,000 in convertible debentures convertible at a 50% discount to the then current market price and $1,220,479 in convertible debentures convertible at a 5% discount to the then current market price (accrued interest on all of those debt securities is also convertible). In addition, we have outstanding 3,025,000 shares of our Class B Common Stock, which are convertible, at any time after May 31, 2007, into a number of shares of Class A Common Stock calculated by dividing the number of Class B Common Stock being converted by fifty percent (50%) of the lowest price that we will have issued our Class A Common Stock since June 1, 2005 and prior to such conversion. As of the date of this prospectus, the lowest price at which we have issued our Class A Common Stock since June 1, 2005 has been $0.083 per share. Accordingly, the outstanding shares of Class B Common Stock will be convertible into at least 72,891,566 shares of our Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

      In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

      In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly;

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock (which would, in turn, increase the stock overhang);

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control; and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of us, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon formulae that incorporate future market prices of our Class A Common Stock in calculating the conversion prices thereof. If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Moreover, because many of these formulae apply a discount to the market price, even if the market price of our Class A Common Stock increases after the issuance of these convertible obligations, upon conversion thereof, we will issue shares of Class A Common Stock prices that are less than the then-current market price of our Class A Common Stock.

      Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of authorized shares to cover the conversion, and/or if the conversion price is less than the par value of our Class A Common Stock, then we may have a risk of a civil lawsuit.

If we lose the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Robert D. Battis, our President, Chief Executive Officer and Chairman of the Board and Dr. John LiVecchi, our Medical Director. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, we have entered into an employment contract with Robert D. Battis and Dr. John LiVecchi. Mr. Battis' employment agreement has a term of five years and expires on October 31, 2009. Dr. LiVecchi's employment agreement has a term of three years and is terminable at will. We do not maintain key-man life insurance on any of our management or other key personnel.

Our management team is new and its working relationships are untested.

      We have only recently assembled our management team. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships. As a result, we may be unable to effectively develop and sell our laser products and our business may fail.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      We may seek to expand our operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside our current field of operations. We may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Any proposed expansion may involve a number of special risks, including possible adverse effects on our operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on our business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. Our inability to implement and manage any expansion strategy successfully may have a material adverse effect on our business and future prospects. Furthermore, through the acquisition of additional businesses, we may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While we may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, in all likelihood, we will have the ability to effect at most a single business acquisition at one time. Currently, we have no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and are not considering any potential acquisitions.

Our industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some or all of our products to become obsolete more quickly than expected.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      If our working capital or future acquisitions are financed through the issuance of equity securities, then our stockholders could experience significant dilution. In addition, the conversion of outstanding debt obligations and Class B Common Stock into Class A Common Stock would have a dilutive effect on our shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our Class A Common Stock.

      We do not have sufficient capital resources to conduct our business on a long-term basis, which could have a material adverse effect on us and our financial condition. As of December 31, 2005 we had $17,039 in cash and cash equivalents. Management believes that our going-forward expenses over the next 12 months will be approximately $1,700,000 and, assuming that we have no revenues, we expect to have aggregate liabilities of approximately $6,800,000, which includes salaries for our officers and employees for the year ending December 31, 2006. We will need to obtain alternative sources of capital or limit our operations, defer payments to management and maintain our business at nominal levels until we can do so.

We face aggressive competition in many areas of our business, and our business will be harmed if we fail to compete effectively.

      The laser markets in which we provide our products and services are highly competitive. We may not be able to compete successfully against our competitors in the future. Some of our competitors are large companies that have significant financial, technical, marketing and other resources. These competitors may be able to devote greater resources than we can to the development, promotion, sale and support of their products. Several of our competitors that have large market capitalizations or cash reserves are better positioned than we are to acquire other companies in order to gain new technologies or products that may displace our product lines or services. Any of these acquisitions could give our competitors a strategic advantage. Any business combinations or mergers among our competitors, forming larger competitors with greater resources, could result in increased competition, price reductions, reduced margins or loss of market share, any of which could adversely affect our results of operations.

      Furthermore, additional competitors may enter the market, and we are likely to compete with new companies in the future. We expect to encounter potential customers that, due to existing relationships with our competitors, are committed to the products and services offered by those competitors. As a result of the foregoing factors, competitive pressures may result in price reductions, reduced margins or loss of market share, any of which could adversely affect our results of operations. We face intense price-based competition for licensing of its products which could reduce profit margins.

We depend on sole source or limited source suppliers for some of the key components and materials, including exotic materials and crystals, in our products, which make us susceptible to supply shortages or price fluctuations that could adversely affect our results of operations.

      We currently purchase several key components and materials used in the manufacture of our products from sole source or limited source suppliers. Some of these suppliers are relatively small private companies that may discontinue their operations at any time. We typically purchase our components and materials through purchase orders, and we have no guaranteed supply arrangement with any of these suppliers. We may fail to obtain these supplies in a timely manner in the future. We may experience difficulty identifying alternative sources of supply for certain components used in our products. We would experience further delays while identifying, evaluating and testing the products of these potential alternative suppliers. Furthermore, financial or other difficulties faced by these suppliers or significant changes in demand for these components or materials could limit their availability. Any interruption or delay in the supply of any of these components or materials, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

We may not be able to protect our proprietary technology, which could adversely affect our competitive advantage.

      We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We currently hold approximately 10 U.S. patents and six foreign patents, and we have two pending patent applications. We cannot assure you that our patent applications will be approved, that any patents that may be issued will protect our intellectual property or that any issued patents will not be challenged by third parties. Other parties may independently develop similar or competing technology or design around any patents that may be issued to us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

      We currently hold 10 U.S. patents that were purchased from Honeywell International, Inc. ("Honeywell"). We have provided notification to Honeywell of Honeywell's breaches of various agreements between the LEI/Florida and Honeywell (the "Honeywell Agreements"). LEI has exercised its right to set-off and not made any further payments under the Honeywell Agreements. Accordingly, we do not believe that any money is due under the Honeywell Agreements or any other agreements or notes issued to Honeywell. Consequently, Honeywell may attempt to reclaim its patents.

We could become subject to litigation regarding intellectual property rights, which could seriously harm our business.

      We believe that we own or have the right to use the basic patents covering our products. The laser industry is, however, characterized by a very large number of patents, many of which are of questionable validity and some of which appear to overlap with other issued patents. As a result, there is a significant amount of uncertainty in the industry regarding patent protection and infringement. A U.S. patent application is published 18 months after the claimed priority date unless it is stated by the applicant that the application will not be filed in a foreign country, in which case the application is maintained in secrecy until a patent is issued. Foreign-filed patent applications are maintained in secrecy for up to 18 months. Because of these restrictions, we can conduct only limited searches to determine whether our technology infringes any patents held by third parties.

      In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In the future, we may be a party to litigation to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages or invalidation of our proprietary rights. Furthermore, these lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

      o stop manufacturing, selling or using our products that use the infringed intellectual property;

      o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, although such license may not be available on reasonable terms, or at all; or

      o     redesign the products that use the infringed intellectual property.

      If we are forced to take any of these actions, our business may be seriously harmed. We do not have insurance to cover potential claims of this type.

      We may, in the future, initiate claims or litigation against third parties for infringement of our proprietary rights to protect these rights or to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

Some of our laser systems are complex in design and may contain defects that are not detected until deployed by our customers, which could increase our costs and adversely affect our revenues and results of operations.

      Laser systems are inherently complex in design and require ongoing regular maintenance. The manufacture of our lasers and laser products, services and systems involves a highly complex and precise process. As a result of the technical complexity of our products, changes in our or our suppliers' manufacturing processes or the inadvertent use of defective materials by us or our suppliers could adversely affect our ability to achieve acceptable manufacturing yields and product reliability. To the extent that we do not achieve such yields or product reliability, our business, financial condition, results of operations and customer relationships could be adversely affected. We provide warranties on certain of our product sales, and allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or replace the products under warranty. We currently establish warranty reserves based on historical warranty costs for each product line. If actual return rates and/or repair and replacement costs differ significantly from our estimates, adjustments to recognize additional cost of sales may be required in future periods.

      Our customers may discover defects in our products after our products have been fully deployed and operated under peak stress conditions. In addition, some of our products are combined with products from other vendors, which may contain defects. As a result, should problems occur, it may be difficult to identify the source of the problem. If we are unable to identify and fix defects or other problems, we could experience, among other things:

      o     loss of customers;

      o     increase costs of products returns and warranty expenses;

      o     damage to our reputation;

      o     failure to attract new customers or achieve market acceptance;

      o     diversion of development and engineering resources; and

      o     legal actions by our customers.

      The occurrence of any one or more of the foregoing factors could adversely affect our business, financial condition and results of operations.

Potential defects in our products and services and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Laser products and services frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Defects in our products could result in delays in market acceptance or unexpected costs, which could adversely affect our results of operations. A successful product liability claim may adversely affect our business, financial condition and results of operations.

Violation of environmental protection regulations or an accident with hazardous materials could adversely impact our economic position.

      Our operations are subject to various federal, state and local environmental protection regulations governing the use, storage, handling and disposal of hazardous materials, chemicals, various radioactive materials and certain waste products. In the United States, we are subject to the federal regulation and control of the Environmental Protection Agency. Comparable authorities are involved in other countries. Although we believe that our safety procedures for using, handling, storing and disposing of hazardous materials comply with the standards required by state and federal laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident involving hazardous materials, we could be liable for damages, and such liability could exceed the amount of our liability insurance coverage and our resources.

The limited scope of results of our research and development may limit our ability to expand or maintain our sales and products in a competitive marketplace.

      While we currently have plans to engage in research and development of new products or improvements on existing technologies, these efforts will ultimately be determined by the availability of financing for such purposes. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place us at a competitive disadvantage in the marketplace for its products. As we have no current research and development program, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of any future revenues.

      Such limited research and development may also adversely affect our ability to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If we must restructure our operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

      Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

      The number of shares of our Class A Common Stock that may be issued upon conversion of our convertible debt securities cannot currently be determined, because the conversion prices of such securities will fluctuate based on future market prices of our Class A Common Stock. Nonetheless, we are registering up to 283,895,920 shares pursuant to the registration statement of which this prospectus is a part, and some or all of such shares may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part.

Our common stock is deemed to be "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock that, among other things:

      o     have a price of less than $5.00 per share;

      o     are not traded on a "recognized" national exchange; and

      o are not stock of issuers with net tangible assets in excess of $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of at least $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If our outstanding convertible debt securities are converted into Class A Common Stock, then our stockholders would experience significant dilution.

      We currently have approximately $1.5 million in outstanding principal and interest of debt securities that have future-priced conversion features, which are at a discount to prevailing market prices. The conversion of these debt securities into shares of our Class A Common Stock will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which such debt securities are convertible would decrease, and we would need to issue a greater number of shares of our Class A Common Stock upon conversion of such convertible debt. If our stock price is lower, then our stockholders would experience greater dilution.

If our Class B Common Stock is converted into Class A Common Stock, then our stockholders would experience significant dilution.

      We currently have 3,025,000 shares of Class B Common Stock that have future-priced conversion features, which are at 50% of the lowest price per share at which we have issued our Class A Common Stock since the date we first issued shares of our Class B Common Stock. As of the date of this prospectus, the lowest price at which we have issued our Class A Common Stock since the date we first issued shares of our Class B Common Stock has been $0.083 per share. Accordingly, the outstanding shares of Class B Common Stock will be convertible into at least 72,891,566 shares of our Class A Common Stock. The conversion of these shares of Class B Common Stock into shares of our Class A Common Stock will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, and we issue shares of Class A Common Stock at a lower price for any reason, the price at which such shares of Class B Common Stock are convertible would decrease, and we would need to issue a greater number of shares of our Class A Common Stock upon conversion of such convertible debt. If our stock price is lower, then our stockholders would experience greater dilution.

The conversion prices of some of our outstanding convertible debentures will be less than the then-prevailing market price of our Class A Common Stock.

      The Class A Common Stock to be issued upon conversion of the $1,220,479 of debentures (and any interest accrued thereon) held by Cornell Capital will be issued at a 5% discount to the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Similarly, the Class A Common Stock to be issued upon conversion of the $250,000 of debentures (and any interest accrued thereon) held by Trey will be issued at a 50% discount to the average closing bid price of our Class A Common Stock during the four trading days immediately preceding conversion. These discounted sales could cause the price of our common stock to decline.

      Further, because the conversion holders of these debentures will acquire our Class A Common Stock at a discount, they will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 283,895,920 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The anticipated sale of stock issuable upon conversion of our future-priced convertible debt securities could encourage short sales by third parties, which could contribute to the further decline of our stock price.

      The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock issuable upon conversion of our future-priced convertible debt securities could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

There has not been any prior trading market for our shares, and a trading market of our shares may not develop.

      Although our Class A Common Stock is listed in the Pink Sheets, there is currently no liquid market for our Class A Common Stock. You should be aware that you may be required to bear the financial risks of an investment in our Class A Common Stock for an indefinite period of time. Unlike many companies with publicly traded securities, we will likely have little or no name recognition. Accordingly, an active trading market might not develop, or if it does develop, might not continue.

      The shares of our Class A Common Stock may not be actively traded or the prices at which our shares will trade may be low. Some of the stockholders of iVoice who receive shares of our Class A Common Stock as a result of a dividend from iVoice may decide that they do not want shares in a company, and may sell the shares of our Class A Common Stock held by them following such distribution. This may delay the development of an orderly trading market in the our Class A Common Stock for a period of time following such distribution. Until an orderly market develops, the prices at which our shares trade may fluctuate significantly and may be lower than the price that would be expected with a fully developed market. Prices for the shares of our Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, our results of operations, what investors think of us and our industry, changes in economic conditions in the laser industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of our stock. As a result, investors in our Class A Common Stock may not be able to resell their shares at or above the purchase price paid for them and could lose all of their investment.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

      We are registering up to 283,895,920 shares of Class A Common Stock in this offering. These shares will represent up to 75.4% of our outstanding Class A Common Stock. If all or any significant block of these shares are ultimately issued and then held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

      On November 16, 2004, we entered into the Patient Reminder Purchase Agreement with Trey Resources, Inc. pursuant to which we purchased from Trey all of its right, title and interest in and to the intellectual property rights relating to the Reminder held by Trey. As consideration for Trey's sale of Reminder to us, we issued to Trey (i) 10,000,000 shares of our Class A Common Stock and (ii) convertible debentures in an amount equal to $250,000. These debentures are convertible into shares of our Class A Common Stock at a 50% discount to the average closing bid price of our Class A Common Stock for the four trading days immediately preceding conversion. These convertible debentures accrue interest at a rate of 3% per year, have a term of five years, and are convertible at the holder's option. Up to 54,687,500 shares of our Class A Common Stock are issuable upon conversion of these debentures assuming (a) a bid price at the relevant times equal to $0.01 per share, and (b) that all the interest that may accrue on these debentures through December 31, 2007 is ultimately converted. We agreed with Trey to file with the SEC a registration statement on Form SB-2 to register the 10,000,000 shares of our Class A Common Stock that we issued to Trey pursuant to the Patient Reminder Purchase Agreement (and that Trey subsequently transferred to iVoice), and the common stock underlying their convertible debenture. We are filing the registration statement of which this prospectus forms a part, among other things, to fulfill our contractual obligations to Trey under the Patient Reminder Purchase Agreement.

      In connection with a Forbearance Agreement by and among us, LEI/Florida, the Estate of Sidney Dworkin, Elliott Dworkin, and the Estate of Marc Dworkin dated as of December 20, 2005, we agreed with Elliott Dworkin and the Estate of Marc Dworkin to register the aggregate of 6,335,407 shares of our class A Common Stock that were issued to them pursuant to various Subscription Agreements.

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006, Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479 and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement of which this prospectus is a part. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share. Our obligations under the amended and restated debenture are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock to Cornell Capital to secure our obligations under the Amended and Restated Securities Purchase Agreement and the amended and restated secured convertible debenture due February 14, 2009.

      The table follows:

                                                                                                      Percentage of
                                                                                                   Outstanding Shares
                                         Shares Beneficially Owned     Shares to be Sold in the    Beneficially Owned
      Selling Stockholder                     Before Offering                  Offering            After Offering (8)
------------------------------           -------------------------     ------------------------    ------------------
Cornell Capital Partners, L.P.                   5,997,285 (1)           up to 203,000,000 (2)             0.0%
Trey Resources, Inc.                             1,020,784 (3)            up to 54,687,500 (4)             0.0%
Dr. Max M. Behr                                    389,362                         216,868                 0.1%
Dr. David Brown                                  8,004,096 (5)                   6,344,096                 1.3%
Dr. Victor D. Cohen                                100,000 (9)                     100,000 (9)             0.0%
Elliott Dworkin                                  3,064,273 (6)                   3,064,273                 0.0%
The Estate of Marc Dworkin                       3,271,134 (6)                   3,271,134                 0.0%
Roger Levy                                         602,410                         602,410                 0.0%
Judith D. Mayer                                    602,410                         602,410                 0.0%
T. H. Loomis                                       301,205                         301,205                 0.0%
Brian Mayer                                        301,205                         301,205                 0.0%
Howard Mayer                                     1,704,819 (7)                   1,204,819                 0.4%
James Tucker                                        20,000                          20,000                 0.0%
iVoice, Inc.                                    10,000,000                      10,000,000                 0.0%

Total                                           49,793,676                     283,895,920

(1) Includes 3,000,000 shares issuable upon exercise of warrants and 2,997,285 of the shares issuable upon conversion of a $1,220,479 convertible debenture. The principal and accrued interest of such debenture are convertible into Class A Common Stock at a price per share equal to 95% of the lowest closing bid price for the thirty trading days immediately preceding the date of conversion. Accordingly, such convertible debenture could be converted into up to 128,471,474 shares of our Class A Common Stock, assuming a low closing bid price at the relevant times equal to $0.01 per share and ignoring any interest that may accrue on this debenture and be converted. However, this debenture may not be converted (subject to certain exceptions) if the holder would beneficially own in excess of 4.9% of our outstanding Class A Common Stock immediately following such conversion, and as a result of such restriction on conversion, Cornell Capital may be deemed to beneficially own exactly 4.9% of the outstanding Class A Common Stock.

(2) We are registering the resale of up to 200,000,000 shares of Class A Common Stock issuable upon conversion of Cornell Capital's convertible debenture and exercise of 3,000,000 warrants. Unless the low closing bid price of our Class A Common Stock at the relevant times is less than approximately $0.007 per share, all of the shares issuable to Cornell Capital may be sold in the offering. However, assuming a conversion price of $0.001 per share (the par value of our Class A Common Stock), that all interest that may accrue on this debenture through December 31, 2007 accrues and is converted and that the restrictions on exercise of this debenture are no longer applicable, Cornell Capital would then hold 1,204,298,947 shares of our Class A Common Stock after the Offering, which could be as much as 79.0% of the outstanding shares at such time (assuming that no other holders of convertible debentures convert such debentures and that no options or warrants other than Cornell Capital's warrants are exercised).

(3) Consists of 1,020,784 shares issuable upon conversion of principal and interest of a $250,000 convertible debenture, based on a closing bid price of $0.51 per share of our Class A Common Stock on April 28, 2006. The principal and accrued interest of such debenture are convertible into Class A Common Stock at a price per share equal to 50% of the average closing bid price for the four trading days immediately preceding the date of conversion. Accordingly, such convertible debenture could be converted into up to 52,060,000 shares of our Class A Common Stock, assuming a closing bid price at the relevant times equal to $0.01 per share and that all interest that accrued on this debenture through March 31, 2006 is converted.

(4) Includes shares issuable upon conversion of principal and interest of a $250,000 convertible debenture. The principal and accrued interest of such debenture are convertible into Class A Common Stock at a price per share equal to 50% of the average closing bid price for the four trading days immediately preceding the date of conversion. Accordingly, such convertible debenture could be converted into up to 54,687,500 shares of our Class A Common Stock, assuming a closing bid price at the relevant times equal to $0.01 per share and that all interest that accrued on this debenture through December 31, 2007 is converted.

(5) Includes an aggregate of 6,344,096 shares being registered in the offering, 500,000 shares transferred from Mr. Battis and warrants to purchase 1,160,000 shares of Class A Common Stock, all pursuant to the Subscription Agreements executed on June 16, 2005, July 21, 2005 and April 28, 2006.

(6) Does not include shares of Class A Common Stock that may be deemed beneficially owned by such person as a result of Elliott Dworkin and Marc

Dworkin being the children of Sid and Doris Dworkin. If the Estate of Sid Dworkin, Elliott Dworkin, the Estate of Marc Dworkin and Doris Dworkin were each deemed to beneficially own the securities held by each other, then the Dworkins currently own an aggregate of 13,202,952 shares of Class A Common Stock or 11.3% before dilution in this offering.

(7) Includes 1,204,819 shares being registered in the offering and 500,000 shares transferred from Mr. Battis pursuant to the Subscription Agreement executed on March 29, 2005.

(8) For purposes of calculating percentage of outstanding shares beneficially owned after the offering, we have assumed, for each holder, that only the convertible debentures held by such holder are converted into Class A Common Stock, that the low closing bid price at the relevant times equal to $0.01 per share (except for Cornell which is approximately $.007 per share) and that all interest that may accrue on these debenture through December 31, 2007 accrues and is converted. We have also assumed, for each holder, that only the warrants held by such holder are exercised for Class A Common Stock. In addition, we assume that, upon each holder's conversion of debentures and exercise of warrants, the shares of Class A Common Stock so issuable which are covered by the registration statement of which this prospectus is a part are then sold into the market.

(9) Does not include 1,000,000 stock options that vest 20% per year over 5 years starting on March 31, 2007.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of Class A Common Stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledgees or transferees of the selling stockholders. iVoice has advised us that it intends to dividend up to 6,000,000 of the shares of our Class A Common Stock held by iVoice to its stockholders.

      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of our Class A Common Stock may be deemed to be underwriters, and any profit on the sale of our Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, shares of our Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $121,000. The estimated offering expenses consist of: a SEC registration fee of $1,803, printing expenses of $15,000, accounting fees of $25,000, legal fees of $75,000 and miscellaneous expenses of $4,197. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Class A Common Stock of Laser Energetics while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

      Prior to June 1, 2005, our previous financial results and operations were reflected in the financial statements and accounting records of Happy Food Corporation. Happy Food Corporation had no significant business activity during the year ended December 31, 2004. The share exchange with LEI/Florida was accounted for as a reverse merger under the purchase method of accounting. Accordingly, LEI/Florida will be treated as the continuing entity for accounting purposes. These financial statements do not necessarily reflect our financial position, results of operations and cash flows of had we been consolidated with LEI/Florida during those periods.

      LEI/Florida had received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. Our financing needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Amended and Restated Securities Purchase Agreement to fund working capital needs. Our obligations under the amended and restated agreement are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock to Cornell Capital.

      The enclosed financial statements presented have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the Laser Energetics business.

Results of Operations for the Year Ended December 31, 2005 as compared with the Year Ended December 31, 2004

      All revenues reported by us were derived from the sales of the proprietary laser products and services of our subsidiary LEI/Florida. Total revenues for the year ended December 31, 2005 and December 31, 2004 were $0 and $2,502,972, respectively. Except for a sale of a PSLM - 6000 Projection Imaged Microlens Laser Machining System in 2004, for a total purchase price of $2,500,000, we have had limited revenues. We believe that the low sales volume for our products is attributable to the minimal resources we have devoted to sales and marketing of our laser products. We believe that sales of our laser products and services may increase if greater financial and operational resources are made available for sales and marketing, however, there can be no assurance thereof. If we can obtain funds under other financing arrangements not currently committed, we will be able to devote more resources to operating our business. See "Liquidity and Capital Resources."

      Cost of sales for the year ended December 31, 2005 and December 31, 2004 were $0 and $1,551,953, respectively. The cost of sales in 2004 was primarily the result of outsourcing the manufacture of the PSLM system that we shipped in 2004.

      Gross margin for the year ended December 31, 2005 and December 31, 2004 was $0 and $951,019 (38.0%), respectively.

      Total operating expenses increased to $1,096,961 for the year ended December 31, 2005 from $769,611 for the year ended December 31, 2004, an increase of $327,350, or 42.5%. The major increases in the current year were attributable to increases in salaries, payroll taxes and benefits of $170,433, legal and accounting fees of $58,154 for the audit of our financial statements, investor relations and legal expenses for raising capital and preparing us to go public, outsourced research and development expenses of $29,316, rent and utilities expenses of $16,911 and relocation expenses of $4,306. All other expenses increase by a net of $48,230.

      As of December 31, 2005, we had 8 full-time employees and 6 part-time employees. Two full-time and three part-time employees were primarily involved in research and development and engineering; two full-time and two part-time employees were primarily involved in sales and marketing; and four full-time employees and one part-time employee were primarily involved in operations, manufacturing, finance, administration and service functions.

      The income (loss) before other income (expense) for the year ended December 31, 2005 was a loss of $1,096,961 compared to an income of $181,408 for the year ended December 31, 2004, a decrease of $1,278,369. As discussed above, this decrease was attributable to the loss of gross profit from no sales in the current year and increased operating expenses as discussed above.

      Other income (expense) on the Statements of Operations for the year ended December 31, 2005 were an expense of $530,993 as compared to an expense of $341,338 for the year ended December 31, 2004, an increase of $189,655. The major increases in the current year were attributable to the write-off of one-time organization costs of $175,000 on the merger with Happy Food Corporation, a reduction of $42,003 of other income from participation in the New Jersey Technology Tax Certificate Transfer Program for the sale of the Company's unused state net-operating-loss carry forwards in 2005 when compared to 2004 and increases in interest expenses on the debt of $21,936. During the year ended December 31, 2004, we recorded a $50,000 impairment on software costs which was not repeated in 2005.

      The loss from operations for the year ended December 31, 2005 was $(1,627,954) compared to $(159,930) for the year ended December 31, 2004. As discussed above, this $1,468,024 decrease was primarily attributable to the loss of gross profit from no sales in the current year and an increase in salaries, payroll taxes and benefits and legal and accounting fees preparing us to go public.

Liquidity and Capital Resources

      To date, we have incurred substantial losses, and will require additional equity financing for working capital to meet our operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006, Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479, and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and

Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement of which this prospectus is a part. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share. Our obligations under the amended and restated debenture are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock to Cornell Capital to secure our obligations under the Amended and Restated Securities Purchase Agreement and the amended and restated secured convertible debenture due February 14, 2009.

      On December 14, 2004 and February 15, 2005, we issued two promissory notes to Dr. John LiVecchi for the aggregate amount of $185,000 for funds loaned to us.

      On March 29, 2005, we issued and sold to Howard Mayer 1,204,819 share of Class A Common Stock for an aggregate purchase price of $100,000. Pursuant to the Security Purchase Agreement executed on that date, we granted Howard Mayer registration rights for these shares.

      Pursuant to various Subscription Agreements executed in 2005 and 2006, nine (9) individuals unrelated to us purchased 8,668,194 shares of Class A Common Stock for an aggregate purchase price of $806,300. These shares were issued as part of two private placement offerings by us. In addition, one of the subscribers is also being issued warrants to purchase 1,160,000 shares of Class A Common Stock at an exercise price of $.10 per share. Pursuant to the terms of the Amended and Restated Secured Convertible Debenture dated as of February 14, 2006 with Cornell Capital Partners, the first private placement offering has been terminated. The second private placement offering will be terminated with the filing of this registration statement.

      Except for these financing agreements, we have no other significant sources of working capital or cash commitments. However, no assurance can be given that we will raise sufficient funds from such financing arrangements, or that we will ever produce sufficient revenues to sustain our operations, or that a market will develop for our common stock, upon which a significant amount of our financing is dependent upon.

      During the year ended December 31, 2005, we had a net decrease in cash of $109,346, compared to a net decrease of $177,922 in 2004. Our principal sources and uses of funds were as follows:

      Cash used by operating activities. We used $911,894 in cash for operating activities in the year ended December 31, 2005 and $823,170 in the year ended December 31, 2004. The use of cash in the current year is primarily the result of the funding the loss from operations by increases in accounts payable, accrued expenses and customer deposits. The use of cash in the prior year was primarily the result of outlay of cash for the outsourced manufacturing of the PSLM - 6000 system for which the customer had provided advance payments for in 2003.

      Cash flows from investing activities. We purchased $75,124 for leasehold improvements and equipment related to the relocation to the new office space in the year ending December 31, 2005.

      Cash provided by financing activities. Financing activities in the year ended December 31, 2005 provided a total of $877,672 in cash compared to $645,248 in 2004. The cash provided in the current year primarily consisted of $753,000 from the sales of equity securities, $199,000 in net proceeds representing advances from our convertible debentures sold to Cornell Capital Partners and an additional borrowing of $100,000 from several related parties. The cash provided in the prior year primarily consisted of $1,099,718 in loans from a customer, $100,000 loan from a related party and $230,000 in notes payable proceeds representing advances from our convertible debentures issued to Cornell Capital Partners.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue and Cost Recognition

      Revenue from sales is recognized when the product is shipped to customers. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide product support and training.

Advertising Costs

      We expense the costs associated with advertising as incurred. Advertising expenses for the years ended December 31, 2005 and 2004 amounted to $100 and $1,000, respectively.

Research and Development

      Research and development costs are related primarily to our development of our products. Research and development costs are expensed as incurred. Research and development costs are included in the statements of operations for the years ended December 31, 2005 and 2004.

Warranty Costs

      We typically provide a two-year or 5,000 hours, parts and service warranty on red, green and blue lasers and 1 year on Alexandrite lasers, laser-based systems, optical and laser components and related accessories and services. Spare parts and accessories, except for consumables, are warranted for three months. Our warranty reserves will be sufficient to cover product warranty repair and replacement costs.

Impact of Recent Accounting Pronouncements

      In November 2004, the FASB issued Financial Accounting Standards No. 151 (FS 151), "Inventory Costs - an amendment of ARB No. 43, Chapter 4". FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for us in 2006. We do not expect FAS 151 to have a material impact on our results or financial statements.

      In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. We intend to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R became effective January 1, 2006. We are evaluating the impact of FAS 123R on our results and financial position.

                                  OUR BUSINESS

Overview

      Laser Energetics, Inc., which we refer to in this prospectus as "Laser Energetics," "we" or "us," was incorporated in Oklahoma in 1991. We changed our name to "Laser Energetics, Inc." from "Happy Food Corporation" after completing a share exchange, on June 1, 2005, with Laser Energetics, Inc., a Florida corporation ("LEI/Florida").

      We are a development stage laser technology company. We use our proprietary laser technology and intellectual property to provide organizations with laser-based products and services. Our products include our solid state BrightStar Alexandrite laser products and our "PSLM" laser system products. Our services include our laser applications and process development services, and our laser contract manufacturing services.

      We have organized ourselves to be "The Total Laser Technology Solutions Company." Our company structure is designed to provide our customers with efficient economical solutions to the challenges that they face. We believe our complementary offering of laser-based products and services support and complement each other, thereby allowing us to provide our customers with a suite of comprehensive laser-based solutions that addresses all their needs for laser technology.

      We may seek to expand our operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside our current field of operations. We may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, we have no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and are not considering any potential acquisitions.

Share Exchange with LEI/Florida

      LEI/Florida was incorporated under the laws of the Florida in 1991. LEI/Florida principally operated its business from Orlando, Florida until January 2003, at which time it relocated its principal operations to Mercerville, NJ. On June 1, 2005, we completed a share exchange with LEI/Florida. Pursuant to the share exchange:

      o     LEI/Florida became our subsidiary;

      o the holders of class A common stock of LEI/Florida who participated in the exchange received approximately 90.0% of the then issued and outstanding shares of our Class A Common Stock, par value $0.001 per share ("Class A Common Stock"); and

      o all of the shares of class B common stock of LEI/Florida were exchanged for shares of our Class B Common Stock, par value $0.001 per share ("Class B Common Stock").

      Since the share exchange, LEI/Florida has continued to operate its core business from Mercerville, NJ. Certain investors who, in the aggregate hold less than 5% of the class A common stock of LEI/Florida did not participate in the share exchange, but rather remain as minority shareholders of LEI/Florida. We plan to merge LEI/Florida with and into us at such time as the registration statement of which this prospectus is a part is declared effective. As a result of this merger, we expect that these minority shareholders of LEI/Florida will exchange their class A common stock of LEI/Florida for an aggregate of 4,107,356 shares of our Class A Common Stock. However, the minority shareholders of LEI/Florida have the right to not participate in the merger and they can receive a cash settlement for their shares at the fair market price of the shares of LEI/Florida.

Background

      We are a development stage laser technology company. We use our proprietary laser technology and intellectual property to provide organizations with laser-based products and services. Our lasers are targeted for niche applications in industrial, scientific, medical, military and government markets.

      The word "laser" is an acronym for "light amplification by stimulated emission of radiation." A laser works by causing an energy source to excite, or pump, an optical gain medium, converting the energy from the source into an emission of photons, the fundamental particles of light. These photons stimulate the release of more photons in the gain medium as they are reflected back and forth between the mirrors that make up the laser's resonator. The resulting build-up in the number of photons is usually emitted in the form of a light beam, the laser beam, through a partially reflective mirror at the output end of the laser.

      The four types of lasers commonly available today are gas, liquid, semiconductor and solid-state, each of which derives its classification from the lasing material it uses. Laser beams can be emitted in either continuous waves or in pulses with varying repetition rates, can have different operating wavelengths and emission bandwidths, and can emit light in a wide range of energies and powers. Depending on the application, lasers can be designed for a specific power, pulse width, repetition rate and wavelength. In addition, the laser's cost of ownership can dictate its suitability for a particular application.

      Our product line consists primarily of solid state lasers. These lasers are both flashlamp pumped and diode pumped (excitation source). Diode Pumped Solid State Lasers (DPSS) use semiconductor lasers to pump a specific type of laser crystal to produce a laser beam. By changing the energy, optical components and the types of crystals used in the laser, different wavelengths and types of laser light can be produced.

      The efficiency, reliability, longevity and relatively low cost of DPSS lasers make them ideally suited for a wide range of OEM and end-user applications, particularly those requiring 24-hour operations. Our DPSS systems are compact, self-contained, sealed units. We believe that, unlike conventional tools and other lasers, our DPSS lasers require minimal maintenance since they do not have internal controls or components that require adjusting and cleaning to maintain consistency. We also believe that they are less affected by environmental changes in temperature and humidity, which can alter alignment and inhibit performance in many systems.

      We manufacture a variety of types of DPSS lasers for different applications including semiconductor inspection; advanced packaging and interconnects; repair, test and measurement; computer-to-plate printing; writing data to master disks; entertainment; photo finishing: marking, welding, engraving, cutting and drilling; drug discovery; forensics; laser doppler velocimetry; bio-agent detection; medical; rapid prototyping; DNA sequencing; flow cytometry; laser pumping and spectroscopy.

      As lasers become less expensive, smaller and more reliable, we believe that they will increasingly replacing conventional tools and enabling technological advances in a variety of applications and industries including micro-technologies and nanotechnologies; semiconductor inspection; microlithography; measurement, test and repair of electronic circuits; medical and biotechnology; consumer electronics; industrial process and quality control; materials processing; imaging and printing; display; and research and development.

      Our customers typically engage us to determine if their material can be marked, cleaned, cut, drilled, surface modified, etched, scribed, etc. We then determine if the proposed application is feasible. If the feasibility tests prove successful, the customer may contract with us to initiate the laser process development and consulting, in order to provide process viability.

      Our series of lasers is marketed under the trademark "BrightStar." We have developed several different solid state laser technologies, but our primary technology is the "Alexandrite" laser technology. Our services include our laser applications and process development services, and our laser contract manufacturing services.

      We have organized ourselves to be "The Total Laser Technology Solutions Company." Our goal is to provide our customers with efficient economical solutions to specific tasks where laser applications may be utilized. We believe our complementary offering of laser-based products and services supports and complements each other, thereby allowing us to provide our customers with a suite of comprehensive laser-based solutions that addresses all their needs for laser technology.

      Our products and services address a broad range of applications. Our reportable business segments are focused on several areas of the photonics market, including: military and homeland security markets, medical original equipment manufacturer (OEM) applications, graphic arts and display, materials processing, scientific research and government programs, and OEM components and instrumentation.

      Our facilities are located near Princeton, New Jersey. We were incorporated in Oklahoma in 1991.

Our Business Strategy

      We strive to develop innovative and proprietary products and services that meet the needs of our customers and that are based on our core expertise in lasers and laser processing technologies. In pursuit of our strategy, we intend to:

      o Leverage our technology portfolio and application engineering to expand the proliferation of photonics into broader markets - We intend to identify opportunities in which our technology portfolio and application engineering can be used to offer innovative solutions to gain access to new markets.

      o Optimize our leadership position in existing markets - There are a number of markets where we have historically been at the forefront of technological development and product deployment and from which we have derived an important portion of our revenues (Conductively Air Cooled Alexandrite Lasers). We plan to optimize our financial returns from these markets.

      o Maintain and develop additional strong collaborative customer and industry relationships - We believe that the Laser Energetics, Inc. brand name and reputation for product quality, technical performance and customer satisfaction will help us to further develop our loyal customer base. We plan to maintain our current customer relationships and develop new ones with customers that are industry leaders and work together with these customers to design and develop innovative product systems and solutions as they develop new technologies.

      o Develop and acquire new technologies - We will continue to enhance our market position through our existing technologies and develop new technologies through our internal research and development efforts, as well as through the acquisition of additional complementary technologies, intellectual property, manufacturing processes and product offerings.

      o Focus on long-term improvement of return on invested capital - We'll continue to focus on long-term improvement of return on invested capital.

Products

      We currently hold 10 laser related patents on Alexandrite laser technology. Our product line consists of highly competitive lasers targeted at niche applications in industrial, scientific, medical, military and government markets.

      Our series of lasers has been named "BrightStar". We have also developed a line of process specific laser machine ("PSLM") laser systems which enable our company to provide turnkey laser processing solutions to our customers.

      We purchased substantial portions of our intellectual property relating to our Alexandrite laser intellectual property from AlliedSignal Corporation (now known as Honeywell International), including ten existing patents, bills of materials for different types of lasers, laboratory equipment and materials.

      Our primary goal is to develop and utilize our technology to address the largest and most easily penetrable markets that are aligned with our strengths. Unlike other laser technologies, our air-cooled Alexandrite laser technology creates a more efficient solid state laser without requiring costly, bulky and maintenance-unfriendly water-to-air heat exchangers or chillers. We believe that this technology allows us to reduce our costs in building lasers. We anticipate passing the savings from such Alexandrite laser technology to our customers in an effort to achieve greater market penetration in order to build and expand our business.

      We have had a primary focus on its conductively air cooled Alexandrite laser technology and DPSS Alexandrite Lasers. These lasers are unique and will be able to compete favorably against water cooled lasers in many applications. We are now pursuing markets that can best utilize our more compact user-friendly designed lasers. This technology has flexible applications, resulting from the capability of these lasers being tunable, so that specific wavelength can be altered to accomplish specific tasks. In addition, this laser and its longer pulse length allow us to fiber couple UV light into a 100-1000 micron fiber.

      We have identified several major niche industrial, military and medical applications for this laser technology, including, by way of example, marking ceramics and alumina found in the microelectronics industry. We believe that Alexandrite lasers marks these materials better than other competing laser technologies.

      Other potential applications are in the medical field, such as hair and tattoo removal, lithotripsy, dentistry, cancer treatment (PDT), ophthalmology, and dermatology applications are currently being addressed by more expensive water cooled lasers. We believe that our air cooled lasers can address these medical applications more cost effectively with a lower cost of initial investment.

      A laser "system" consists of a laser, an optical beam delivery system, part handling system, computer interface, system diagnostics, intelligent vision, system enclosure, as well as other laser system support categories that support laser processing. Our company's focus is on two different laser marking systems that are used successfully on manufacturing floors. They are the PSLM-1000 Ultramark and our newest system, the PSLM-1100 SMD Laser Marking Systems. Other systems for marking or materials processing are built by us for custom laser production lines, as well as for product lines that we determine to be strategically important to our success.

Products - By Market Application

      We believe that our lasers and laser systems products address a broad range of market applications. Our reportable business segments are focused on several areas of the photonics market including each of the following:

Military - Homeland Security & Government Applications:

      Our products are being developed to be used in an array of non-lethal laser applications that address military and homeland security needs. Those applications include laser dazzlers, both man portable in a pistol form and rifle form, and vehicle portable - helicopter based or wheeled/tracked vehicle based versions. In addition lasers which are man portable for low light illumination using IR Alexandrite lasers are in development. Applications for remote sensing of chemical, biological and explosives detection are also being developed. A number of laser-based techniques for point source standoff detection of chemical warfare agents and bio warfare pathogens or other bio-toxins are being explored in the government and private sectors. We believe that systems of this type could be deployed to guard military facilities, major gatherings of people, sporting events, or vital infrastructure components such as subways, airports, or industrial hubs.

Research & Development & Manufacturing Applications:

      We believe that our high-energy flash lamp-pumped Alexandrite lasers offer the largest tuning range for spectroscopy applications. Oscillator and amplifier applications and Non-linear generation systems (SHG, THG) combined with our fundamental Alexandrite lasers for spectroscopy applications, will be the main focus of our sales effort. Main scientific applications include biological - atomic and molecular spectroscopy, solid state and semiconductor studies, chemistry (Time-resolved and Raman spectroscopy for remote sensing) and engineering (material processing, metrology). Raman spectroscopy is the spectral measurement of inelastic scattering of monochromatic radiation from molecular species. Depending on the molecular species physical state, and the experimental paradigm, laser sources for Raman can range from infrared to UV. Raman measurements are useful for process monitoring, environmental monitoring and biomedical applications.

Microelectronics

      Lasers are particularly useful in manufacturing products which require fine precision and small feature sizes, such as semiconductor and microelectronic devices where beam shape and delivered power are important. Our new diode pumped Alexandrite lasers will provide semiconductor equipment manufacturers a greater wavelength range to address different materials processing applications such as mask writing, wafer inspection, mask repair and packaging processes for their semiconductor manufacturing systems.

Displays

      Our recent developments in green and blue lasers as well as red lasers from other companies are helping us to combine red, green & blue lasers for applications in laser displays replacing ion guns found in televisions. We are currently developing a RGB (red, green, blue) laser source which can be affordable to manufacture for TV displays, and scalable for billboard displays.

Materials Processing

      We believe that lasers produce smaller, cleaner holes than conventional cutting tools, and laser beams do not wear down from use, as do conventional drills. We also believe that lasers are being used in scribing, machining and drilling microelectronic materials and components and in microelectronics manufacturing to adjust electronic components. We are developing compact low to medium power lasers specifically for the growing area of nonmetals processing and micromachining as well as laser marking. We also believe that laser marking is starting to seriously compete with ink jet coding as a result of both aesthetic and environmental pressures. We are currently exploring other applications of our technology.

Medical OEM

      We are developing a product line of conductively air cooled flashlamp pumped Alexandrite lasers to be marketed to medical laser companies in end-user applications such as ophthalmology, tattoo removal, dentistry, and photo acoustic imaging diagnostic systems.

                        Laser Energetics Products Table:

Table describes where our products can be used in our different business segments.

-------------------------------------------------------------------------------------------------------------------------
                                                                                    LEI Business Segments
-------------------------------------------------------------------------------------------------------------------------
                                                                      Laser                                      Lasers
                                                                    Contract                        Laser       App. and
    Item       Product Description                                     Mfg.         Lasers         Systems     Proc. Dev.
-------------------------------------------------------------------------------------------------------------------------
      1        BrightStar(TM) - Air cooled, visible LP                  X              X              X             X
               alexandrite lasers
-------------------------------------------------------------------------------------------------------------------------
      2        BrightStar(TM) - Air cooled, Q-S alexandrite             X              X              X             X
               visible/ultra-violet lasers
-------------------------------------------------------------------------------------------------------------------------
      3        BrightStar(TM) - Water-cooled, LP alexandrite            X              X              X             X
               visible lasers
-------------------------------------------------------------------------------------------------------------------------
      4        BrightStar(TM) - Water-cooled, Q-S alexandrite           X              X              X             X
               visible/ultra-violet lasers
-------------------------------------------------------------------------------------------------------------------------
      5        BrightStar(TM) - Diode-pumped alexandrite                X              X              X             X
               visible and Q-S lasers
-------------------------------------------------------------------------------------------------------------------------
      6        BrightStar(TM) - DP, SFD Nd:YCOB green lasers                           X              X             X
-------------------------------------------------------------------------------------------------------------------------
      7        BrightStar(TM) - Twin pump chamber laser with                           X              X             X
               one water-cooled and one air-cooled pump
               chamber in one laser head
-------------------------------------------------------------------------------------------------------------------------
      8        BrightStar(TM) - Twin pump chamber laser with                           X              X             X
               two air-cooled pump chambers in one laser head
-------------------------------------------------------------------------------------------------------------------------
      9        BrightStar(TM) - Twin pump chamber laser, two                           X              X             X
               water-cooled pump chambers in one laser head
-------------------------------------------------------------------------------------------------------------------------
     10        BrightStar(TM) - Twin pump chambers, one                                X              X             X
               air-cooled and one water-cooled arc lamp pump
               chamber in one laser head
-------------------------------------------------------------------------------------------------------------------------
     11        BoardBlaster(TM) - DPSS laser with flash-lamp            X              X              X             X
               pumped laser
-------------------------------------------------------------------------------------------------------------------------
     12        PSLM-1100 Ultramark(TM) Variable Chip Size SMD           X                             X
               laser marking system
-------------------------------------------------------------------------------------------------------------------------
     13        BrightStar(TM) - ALX - Deep UV                           X              X              X             X
-------------------------------------------------------------------------------------------------------------------------

Services

      Our services include both our laser applications and process development services, and our laser contract manufacturing services.

      Laser Applications and Process Development Services. We work with customers in evaluating the feasibility of using our laser technology to assist them with marking, cleaning, cutting, drilling, surface modifying, etching or scribing their components or materials. If these feasibility tests prove successful, we expect that we will then use our proprietary laser technology to work with our customers to initiate the laser process development. This work will allow our customers to evaluate the economic impact of laser processing as an alternative to other conventional process methods. Our laser applications and process development laboratories utilize Nd:YAG and Alexandrite lasers.

      Laser Contract Manufacturing Services. We work with customers in laser marking or processing their components or materials. We believe that this service allows our customers to recognize the benefits of laser marking or materials processing without having to wait for capital equipment to be delivered, or to hire, train and bring online this specialized technology. We have primarily focused on our laser marking service which is dedicated to marking ceramic chip capacitors and resistors (surface mounted devices, or "SMDs"). We have developed and own laser marking technologies for marking these SMDs at high rates of speed.

Sales and Marketing

      We market our products domestically through a direct sales effort. In the future, we anticipate that our foreign sales will be made principally to customers in Europe, Japan and other Asia-Pacific countries through independent sales representatives. Foreign sales are also subject to other normal risks of foreign operations, such as protective tariffs, export and import controls and political instability. Our products are not yet broadly distributed.

      We typically provide two-year or 5,000 hours, parts and service warranty on red, green and blue lasers and 1 year on Alexandrite lasers, laser-based systems, optical and laser components and related accessories and services. Spare parts and accessories, except for consumables, are warranted for three months. We expect that our warranty reserves will be sufficient to cover product warranty repair and replacement costs.

Competition

      Competition is very intense in the various laser markets in which we provide products. Our primary competitors are companies who produce solid state lasers or systems using solid state lasers, including Coherent, Inc., Electro Scientific Industries, Inc., Excel Technology, Inc. and Light Age, Inc. Some of our competitors are large companies that have significant financial, technical, marketing and other resources. These competitors may be able to devote greater resources than we can to the development, promotion, sale and support of their products. Several of our competitors that have large market capitalizations or cash reserves are better positioned than we are to acquire other companies in order to gain new technologies or products that may displace our product lines. Any of these acquisitions could give our competitors a strategic advantage. Any business combinations or mergers among our competitors, forming larger competitors with greater resources, could result in increased competition, price reductions, reduced margins or loss of market share, any of which could materially and adversely affect our business, results of operations and financial condition.

      We compete generally with a number of other manufacturers of lasers and laser technology solution providers. Diversity of product offerings and customization of specific systems are the principal characteristics of our laser business that differentiates it from competing products. We compete primarily for clients who require diversified laser applications and/or specific turnkey laser solutions.

      System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our laser solutions that differentiate them from competing products. We compete in the application-specific laser technology solution market, where the customers tend to be either large (and therefore demand greater flexibility, greater capacity and differential features) or small (and therefore engage in contracts with limited capacity that result in smaller revenues per contract).

      Competition in the laser technology solution market ranges from large suppliers offering turnkey, multi-application solutions to "niche" companies that specialize in a specific laser-based solution. We anticipate that competition will continue from existing and new competitors, some of which have greater financial, technological and marketing resources and greater market share than us.

      The principal competitive factors in this market are the creativity and innovative approaches towards applications of lasers in order to provide solutions. Some of our competitors have lasers that can compete with some of our products. We are laser applications and niche product oriented. Once we identify a laser application where we believe we can sustain an advantage with our products, we pursue this application and the relevant market to seek to take advantage of the business opportunity.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      Additional competitors may enter the market, and we are likely to compete with new companies in the future. We expect to encounter potential customers that, due to existing relationships with our competitors, are committed to the products offered by these competitors. As a result of the foregoing factors, competitive pressures may result in price reductions, reduced margins and loss of market share.

Research and Development

      We are committed to the development of new products, as well as the improvement and refinement of existing products. We are primarily focusing our research and development efforts on the development of military and homeland security products, microelectronics, materials processing and medical OEM products, and in the future, we expect to seek the development of entertainment industry products (e.g. Micro Laser Light Shows). We maintain the same research and development staff for our reportable business segments. We work closely with customers, both individually and through our sponsored seminars, to develop products to meet customer application and performance needs. In addition, we are working with leading research and educational institutions to develop new photonics-based solutions.

      Our research and development expenses were $46,796 for the year ended December 31, 2005 and $25,858 for the year ended December 31, 2004.

Manufacturing

      We produce our products from a combination of readily available components purchased from a variety of manufacturers and components and sub-assemblies which we produce ourselves. We also subcontract the production of certain components of our products.

      Several raw materials or sub-components required in the manufacturing process are generally available from several sources. However, we also currently purchase several key components and materials, including certain materials and crystals, used in the manufacture of our products from sole source or limited source suppliers. Some of these suppliers are relatively small private companies that may discontinue their operations at any time. We typically purchase our components and materials through purchase orders and we have no guaranteed supply arrangement with any of these suppliers. We may fail to obtain these supplies in a timely manner in the future. We may experience difficulty identifying alternative sources of supply for certain components used in our products. Once identified, we would experience further delays from evaluating and testing the products of these potential alternative suppliers. Furthermore, financial or other difficulties faced by these suppliers or significant changes in demand for these components or materials could limit their availability. Any interruption or delay in the supply of any of these components or materials, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

      We rely exclusively on our own production capability to manufacture certain strategic components, as well as lasers and laser-based systems. Because we manufacture, package and test these components, products and systems at our own facilities, and such items may not be readily available from other sources, any interruption in our manufacturing would adversely affect our business. In addition, our failure to achieve adequate manufacturing yields at our manufacturing facilities may materially and adversely affect our operating results and financial condition.

Operations

      Our products are manufactured at our site in Mercerville, New Jersey. Subassemblies are manufactured in New Jersey as well as other parts of the country.

Intellectual Property

      We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We currently hold approximately 10 U.S. and six foreign patents and we have 2 additional pending patent applications that have been filed. The issued patents cover various products in all of the major markets that we serve. See "Risk Factors."

      We cannot give any assurance that our patent applications will be approved, that any patents that may be issued will protect our intellectual property or that any issued patents will not be challenged by third parties. Other parties may independently develop similar or competing technology or design around any patents that may be issued to us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

      We believe that we own or have the right to use the basic patents covering our products. However, the laser industry is characterized by a very large number of patents, many of which are of questionable validity and some of which appear to overlap with other issued patents. As a result, there is a significant amount of uncertainty in the industry regarding patent protection and infringement.

      In recent years, there has been a significant amount of litigation in the United States involving patents and other intellectual property rights. In the future, we may be a party to litigation to protect our intellectual property, as a result of an alleged infringement of others' intellectual property or to determine the scope and validity of our proprietary rights or the proprietary rights of others. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

      o stop selling, incorporating or using our products that use the infringed intellectual property;

      o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

      o     redesign the products that use the infringed intellectual property.

      If we are forced to take any of these actions, our business may be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

      We may, in the future, initiate claims or litigation against third parties for infringement of our proprietary rights to protect these rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

Employees

      As of December 31, 2005, we had 8 full-time employees and 6 part time employees. Two full time and three part time employees were primarily involved in research and development and engineering; two full time and two part time employees were primarily involved in sales and marketing; and four full time employees and one part time employee were primarily involved in operations, manufacturing, finance, administration and service functions. We have entered into employment agreements with our President, Chief Executive Officer and Chairman of the Board (Mr. Battis) and our Medical Director (Dr. LiVecchi).

      Our success will depend in large part upon our ability to attract and retain employees. We face competition in this regard from other companies, research and academic institutions, government entities and other organizations. Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Governmental Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      Our operations are also subject to various federal, state and local environmental protection regulations governing the use, storage, handling and disposal of hazardous materials, chemicals, various radioactive materials and certain waste products. In the United States, we are subject to the federal regulation and control of the Environmental Protection Agency. Comparable authorities are involved in other countries. We believe that compliance with federal, state and local environmental protection regulations will not have a material adverse effect on our capital expenditures, earnings and competitive and financial position.

      Although we believe that our safety procedures for using, handling, storing and disposing of such materials comply with the standards required by state and federal laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident involving such materials, we could be liable for damages and such liability could exceed the amount of our liability insurance coverage and the resources of our business.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      There is no currently pending legal proceeding and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

Properties

      We do not own any real property. We currently lease office space located at 3535 Quaker Bridge Road, Suite 700, Mercerville, New Jersey. The rent payment for the leased space is $6,250 per month for 5,000 rentable square feet through July 31, 2006. Thereafter, the rent will increase to $6,458 in the 2nd year and $6,667 in the 3rd year. We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose.

                                   MANAGEMENT

      We initially intend to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who currently serve as our directors and executive officers.

                                                 Position with                    Director
         Name             Age                Laser Energetics, Inc.                since
----------------------    ---    ---------------------------------------------    --------
Robert D. Battis          47     President, Chief Executive Officer and             2005
                                 Chairman of the Board

Dr. John T. LiVecchi      58     Member of the Board of Directors and Medical       2005
                                 Director

Dr. Victor D. Cohen       70     Member of the Board of Directors                   2006

Dominic C. Battisti       54     Corporate Controller, Secretary and Treasurer

      Robert D. Battis. Robert D. Battis has been our President, Chief Executive Officer and Chairman of the Board since our share exchange with LEI/Florida in June 2005. Mr. Battis is the Founder of LEI/Florida and has been its President and CEO since its inception in 1991. From July 1987 to December 1991, Mr. Battis was Regional and National Sales Manager of industrial and OEM lasers for Lambda Physik, Inc., a division of Coherent, Inc. He also served as Regional Sales Manager of materials testing for plastic, aerospace, automotive and chemical industries for Rheometrics, Inc. from June 1984 to June 1987. Mr. Battis is a member of the Optical Society of America, the Laser Institute of America, the American Chemical Society, and Outstanding Men of America. Mr. Battis graduated from Seton Hall University in 1982 with a Bachelor of Science degree in chemistry.

      Dr. John T. LiVecchi. Dr. John T. LiVecchi has been one of our directors since our acquisition of LEI/Florida in June 2005 and holds the position of Medical Director with us. Dr. LiVecchi, a Board Certified Ophthalmologist, is a clinical assistant professor of ophthalmology at Hahnemann Medical University, Philadelphia. Dr. LiVecchi makes scientific presentations and exhibits of his work at scholarly meetings worldwide and has published numerous articles. He is a contributing author to several current texts on ophthalmology. He received his B.S. at City University of New York at Richmond, and earned his M.D. in 1977. He did his Internship at Long Island College Hospital, in Brooklyn, N.Y. He completed a three year residency in ophthalmology at the S.U.N.Y. Down State Medical Center. From 1982 to 1983, he was a fellow in Oculoplastic Surgery at Kresge Eye Institute of Wayne State University, Detroit, Michigan.

      Dr. Victor D. Cohen. Dr. Victor D. Cohen has been one of our directors since March 2006 and serves as an outside director. Dr. Cohen has held numerous engineering and scientific management positions over the past 45 years, including within government service as the Deputy for Tactical Warfare in the Office of the Assistant Secretary of the U.S. Air Force for Research, Development, and Logistics in the Pentagon (1980-1991) and as a member of the Technical Staff at the Institute for Defense Analysis (1972-1978). He also worked on the Corporate Staff to the Northrop Vice President for Research and International Marketing (1978-1980) and was Head of the Dynamics and Control Theory Research Division at Grumman Aircraft (1966-1972), along with working as an independent consultant to General Dynamics (1978). Dr. Cohen also represented Israeli security and technology companies in the U.S. (1992-1996), and Singapore Technologies in Central America (1997-1999). Since 1999, he has been an independent consultant in management and engineering. He holds ME, MS, and ScD degrees in Mechanical Engineering from Stevens Institute of Technology, Hoboken, NJ. Dr. Cohen has numerous publications and has spoken at engineering and technology forums for the U.S. Government and at industrial meetings and conventions.

      Dominic C. Battisti. Dominic C. Battisti has been our Corporate Controller, Secretary and Treasurer since our acquisition of LEI/Florida in June 2005. Mr. Battisti was Corporate Controller, Secretary and Treasurer of LEI/Florida since July 1992. In this capacity, he is responsible for record retention, internal accounting/budget reports, payroll, tax returns, personnel and day to day administrative functions. Prior to July 1992, Mr. Battisti had a diversified background as controller of various large and small companies. Mr. Battisti received his Bachelor of Science degree in Accounting from Rider University.

      Dominic Battisti and Robert D. Battis are cousins. There are no other family relationships among any of our directors and executive officers.

Compensation of Executive Officers

      The following table sets forth compensation information for services rendered by our chief executive officer and any other executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2005. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred, we provided such officers during each of the last three completed fiscal years.

                           Summary Compensation Table

                                                                                   Securities
                                                       Other Annual   Restricted   Underlying     All Other
Name and Position(s)        Year   Salary($)   Bonus   Compensation     Stock        Options     Compensation
--------------------        ----   ---------   -----   ------------   ----------   ----------    ------------
Robert D. Battis (1)                                                                                 (2)
  President, Chief          2005   $209,250                                                        $16,925
  Executive Officer
  and Chairman of           2004   $166,709      --          --           --            --         $19,806
  the Board                 2003   $181,078      --          --           --            --         $   794

Dominic C. Battisti (3)                                                                              (2)
  Corporate Controller,     2005   $ 85,802                                           89,583       $ 4,392
  Secretary and Treasurer   2004   $ 63,333      --          --           --            --         $ 5,623
                            2003   $ 70,725      --          --           --            --         $     0

(1) Mr. Battis has been serving as our President, Chief Executive Officer and Chairman of the Board since June 2005. Compensation includes salaries paid and accrued by LEI/Florida.

(2)   Represents accrued but untaken vacation for the period.

(3) Mr. Battisti has been serving as our Corporate Controller, Secretary and Treasurer since June 2005. Compensation includes salaries paid and accrued by LEI/Florida.

 Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                           Number of Securities            Value of Unexercised
                       Shares Acquired      Value         Underlying Unexercised        In-the-Money Options/SARs
                        on Exercise        Realized      Options/SARs at FY-End (#)           at FY-End ($)
       Name                 (#)              ($)         Exercisable/Unexercisable      Exercisable/Unexercisable
       ----            ---------------     --------      --------------------------     -------------------------
Dominic C. Battisti          --               --                0 / 900,000                    $0 / $89,583

Employment Agreements

Robert D. Battis

      On November 1, 2004, LEI/Florida entered into a five-year employment agreement with Mr. Battis. On June 1, 2005, this agreement was assigned to us, without change to the terms, following the share exchange by which we acquired LEI/Florida. Mr. Battis will serve as Chairman of the Board of Directors, Chief Executive Office and President for a term of five years. As consideration, we agreed to pay Mr. Battis a base salary of $200,000 for the first year with an annual increase of 10% every year thereafter. Mr. Battis is also entitled to five weeks vacation, unlimited sick leave and fringe benefits such as Health Insurance, Disability Insurance, Auto Insurance, full expense compensation, a company car with an MSRP of no less than $40,000, total fuel for vehicle compensation. During the term of this agreement, we will provide term life insurance on the life of Mr. Battis with a death benefit of no less than $500,000 and a disability policy to Mr. Battis equal to 70% of his current salary.

      Mr. Battis will also be eligible for an annual Executive Incentive Compensation bonus calculated as follows:

      >> If we meet the net income projections, Mr. Battis will receive a bonus of $100,000.

      >> If we do not meet the net income projections, Mr. Battis will receive a bonus of a fraction of $100,000 equal to the quotient of our actual net income divided by the net income projected).

      Mr. Battis shall be granted a stock option under our stock option plan as adopted by the board of directors and our shareholders. We will provide Mr. Battis with a Stock Option Contract which will set out the terms of the option. At the present time, Mr. Battis has not yet been granted this option.

      Mr. Battis will also receive a $100,000 bonus at such time that our registration statement is declared effective by the Securities and Exchange Commission. Such amount shall be paid in a lump sum on the date the registration statement is declared effective, or alternately, at our discretion, in shares of our Class B Common Stock.

      In the event that Mr. Battis' employment agreement is terminated by us for "cause" (as defined in the agreement) or due to Mr. Battis' disability or retirement, we will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement, plus all other amounts to which he is entitled under any of our compensation plans in effect on the date the payments are due, in addition to any other benefits set forth in the agreement.

      In the event that Mr. Battis' employment agreement is terminated due to Mr. Battis' death, we will pay to his estate his full base salary for six years from the date of termination at the highest salary level under the agreement, plus all other amounts to which he is entitled under any of our compensation plans in effect on the date the payments are due, in addition to any other benefits set forth in the agreement, and we shall have no further obligations to Mr. Battis under the agreement.

      In the event that Mr. Battis' employment agreement is terminated by Mr. Battis for any reason other than for cause, death, disability, retirement or "good reason" (as defined in the agreement) after a "change in control" (as defined in the agreement), we will pay Mr. Battis his full base salary through the term of the agreement, plus an additional two years following the date of termination, at the highest salary level in effect at the date that Notice of Termination is given, plus all other amounts to which Mr. Battis is entitled under any of our compensation plans in effect on the date the payments are due, in addition to any other benefits set forth in the agreement, and we shall have no further obligations to Mr. Battis under the agreement. The employment agreement restricts Mr. Battis from competing with us during the term of the agreement and for one year after he is no longer employed by us; provided that Mr. Battis is receiving severance or other compensation from us pursuant to the employment agreement for at least one year.

      In the event that Mr. Battis' employment agreement is terminated by us within three years following a change in control, or by Mr. Battis for good reason within three years following a change in control, Mr. Battis will be entitled to receive; i) full base salary through the date of termination plus two years at the rate equal to the greater of the rate in effect on the date prior to the change in control and the rate in effect at the time notice of termination is given, plus all other amounts to which Mr. Battis is entitled under any of our compensation plans in effect on the date the payments are due;
ii) in lieu of any further salary payments to Mr. Battis for periods subsequent to the date of termination, we shall pay as severance to Mr. Battis a lump sum severance payment equal to five hundred percent (500%), less $100, of his average annual amount actually paid by us in each of the five prior calendar years (or shorter period, if employed by us for less than five years); iii) in consideration of any outstanding options granted to Mr. Battis, he shall receive an amount of cash equal to the excess of the closing price on or nearest the date of termination or the highest per share price we actually paid for any of our shares in connection with any change in control for each share of our Class A Common Stock then issuable upon exercise of such option; and iv) payment of all legal fees and expenses incurred as a result of such termination including all such fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by the agreement.

      Notwithstanding anything in the agreement, we shall arrange to provide Mr. Battis and his immediate family with health insurance benefits substantially similar to those that he was receiving, immediately prior to the notice of termination, for the remainder of his and his spouse's life.

Dr. John T. LiVecchi

      On December 16, 2005, we entered into an employment agreement with Dr. LiVecchi. Dr. LiVecchi will serve as our Medical Director for a term of three years, unless otherwise terminated by either us or Dr. LiVecchi for any reason. As consideration, we agreed to pay Dr. LiVecchi a deferred compensation of $120,000 for the first year with an annual increase of 10% every year thereafter. Dr. LiVecchi's position will receive no cash compensation or other benefits for the first three years of the agreement and we have the option to pay Dr. LiVecchi in stock at current market prices during the term of the agreement. Dr. LiVecchi's employment is terminable at will.

      Equity Compensation Plans

      On November 29, 2005, our board of directors approved the adoption of the Laser Energetics, Inc. 2005 Stock Option Plan. We have reserved 10,000,000 shares of our Class A Common Stock for issuance under such plan and the plan expires in 2015. Provisions of the plan provide: a) for options to be granted to employees, non-employee directors and consultants only; b) for options to have an exercise price per share equal to at least one hundred (100%) percent of the fair market value per share of our Class A Common Stock on the date of grant; c) that each Stock Option Agreement shall specify the term of the option, which shall not exceed 10 years from the date of grant; d) each Stock Option Agreement shall specify the date when all or any installment of the option is to become exercisable; and e) the entire exercise price for options issued under the plan shall be payable in cash or cash equivalents at the time of exercise, except as otherwise provided in the plan. The plan further provides: a) that an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of us, our parent or any of our subsidiaries shall have limitations on their eligibility for awards; and b) that no option shall be transferable by the optionee other than by beneficiary designation, will or the laws of descent and distribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On November 16, 2004, we entered into the Patient Reminder Purchase Agreement with Trey Resources, Inc. pursuant to which we purchased from Trey all of its right, title and interest in and to the intellectual property rights relating to the Reminder held by Trey. As consideration for Trey's sale of Reminder to us, we issued to Trey (i) 10,000,000 shares of our Class A Common Stock and (ii) convertible debentures in an amount equal to $250,000. These debentures are convertible into shares of our Class A Common Stock at a 50% discount to the average closing bid price of our Class A Common Stock for the four trading days immediately preceding conversion. These convertible debentures accrue interest at a rate of 3% per year, have a term of five years, and are convertible at the holder's option. Up to 54,687,500 shares of our Class A Common Stock are issuable upon conversion of these debentures assuming (a) a bid price at the relevant times equal to $0.01 per share, and (b) that all the interest that may accrue on these debentures through December 31, 2007 is ultimately converted. We agreed with Trey to file with the SEC a registration statement on Form SB-2 to register the 10,000,000 shares of our Class A Common Stock that we issued to Trey pursuant to the Patient Reminder Purchase Agreement (and that Trey subsequently transferred to iVoice), and the Class A Common Stock underlying their convertible debenture. We are filing the registration statement of which this prospectus forms a part, among other things, to fulfill our contractual obligations to Trey under the Patient Reminder Purchase Agreement.

      Between March 1, 1999 and April 1, 2000, we issued an aggregate of $70,218, $73,601 and $775,728 original principal amount of promissory Notes to Elliott Dworkin, Marc Dworkin and Sid Dworkin, respectively. Pursuant to the terms of the Forbearance Agreement, dated December 20, 2005, with Elliott Dworkin, the Estate of Marc Dworkin and the Estate of Sid Dworkin, we issued an additional aggregate of 750,000 shares of our Class A Common Stock to Elliott Dworkin and the Estate of Marc Dworkin for the aggregate purchase price of $750 (or $0.001 per share), and to be paid by reduction of the principal amount of the Amended, Restated and Renewed Promissory Note dated as of June 30, 2001. In addition, we agreed with Elliott Dworkin and the Estate of Marc Dworkin to register the aggregate of 6,335,407 shares of our Class A Common Stock that were issued to them pursuant to various Subscription Agreements.

      On November 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which we could, at our discretion, periodically issue and sell to Cornell Capital shares of Class A Common Stock for a total purchase price of $5.0 million. Cornell Capital would have purchased these shares of Class A Common Stock from us at a 3% discount to the lowest closing bid price of our Class A Common Stock on the five trading days immediately following the date on which we provide notice to Cornell Capital regarding a sale under the Standby Equity Distribution Agreement. In addition, Cornell Capital would have retained a fee equal to 5% of the purchase price for these shares.

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006, Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479, and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement of which this prospectus is a part. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share. Our obligations under the amended and restated debenture are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock to Cornell Capital to secure our obligations under the Amended and Restated Securities Purchase Agreement and the amended and restated secured convertible debenture due February 14, 2009.

      In connection with the amended and restated convertible debenture due February 14, 2009 described above, on February 14, 2006, we and Cornell Capital terminated the Standby Equity Distribution Agreement and the agreements related thereto, along with the respective rights and obligations contained therein. As a result of such termination, none of the parties thereto have any remaining rights or obligations under or with respect to those agreements. No shares of Class A Common Stock were issued in connection with the Standby Equity Distribution Agreement.

    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                               STOCKHOLDER MATTERS

Thin Market for Our Class A Common Stock

      Our Class A Common Stock is currently traded over the counter in the "pink sheets." We anticipate making an application for trading of our Class A Common Stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. See "Risk Factors."

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that :

      o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

      o contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws;

      o contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

      o contains a toll-free telephone number for inquiries on disciplinary actions;

      o defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

      o contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

      The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

      o     bid and offer quotations for the penny stock;

      o the compensation of the broker-dealer and its salesperson in the transaction;

      o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

      o a monthly account statements showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-deal must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

      These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock to the extent that it is a penny stock. Therefore, whenever our Class A Common Stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Class A Common Stock

      As of March 31, 2006, we had approximately 148 registered stockholders.

Stock Option Grants

      In December 2005, we issued the following stock options pursuant to the Laser Energetics 2005 Stock Option Plan:

--------------------------------------------------------------------------------
Name                              Number of Options for    Exercise Price per
                                     Class A Shares              Share
--------------------------------------------------------------------------------
Dominic Battisti                        900,000                  $0.10
--------------------------------------------------------------------------------
Tom Frobose                             400,000                  $0.10
--------------------------------------------------------------------------------
Scott French                            300,000                  $0.10
--------------------------------------------------------------------------------
Jessica Convey                           75,000                  $0.10
--------------------------------------------------------------------------------
Dewey Battis                            100,000                  $0.10
--------------------------------------------------------------------------------
Mark Kain                                25,000                  $0.10
--------------------------------------------------------------------------------
Antonio Caranannte                       75,000                  $0.10
--------------------------------------------------------------------------------
Total                                 1,875,000
--------------------------------------------------------------------------------

      On March 31, 2006, we issued stock options for 1,000,000 shares of Class A Common Stock to Dr. Victor D. Cohen for his participation on the Board of Directors. These options vest over 5 years at 200,000 per year and have an exercise price of $.10 per share.

Registration Rights

      We granted registration rights to Trey Resources, Inc. pursuant to the Patient Reminder Purchase Agreement dated as of November 16, 2004. We granted registration rights to Cornell Capital pursuant to the Amended and Restated Investor Registration Rights Agreement dated as of February 14, 2006 and the Amended and Restated Secured Convertible Debenture dated as of February 14, 2006. We granted registration rights to Howard Mayer pursuant to the

Subscription Agreement dated as of March 29, 2005. We granted registration rights to Dr. Max M. Behr, Dr. David Brown, Dr. Victor D. Cohen, Roger Levy, Judith D. Mayer, T. H. Loomis, Brian Mayer, Dr. Herbert J. Nevyas and James Tucker pursuant to Subscription Agreements between each such purchaser and us. We granted registration rights to Elliott Dworkin and the Estate of Marc Dworkin pursuant to Subscription Agreements dated as of December 20, 2005.

      We are paying the expenses of this registration because we seek to: (i) fulfill our contractual obligations to Trey under the Patient Reminder Purchase Agreement and (ii) enable our Class A Common Stock to be traded on the OTC Bulletin Board. We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Securities Exchange Act of 1934, as amended, concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the Exchange Act in order for our Class A Common Stock to be eligible for trading on the OTC Bulletin Board.

Dividend information

      To date, we have never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Security Ownership

      The following table sets forth, as of March 31, 2006, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                                  Common Stock                       Common Stock
                                                                  Beneficially                       Beneficially     Percentage
                                                                  Owned Before         Percentage     Owned After      Ownership
Name and Address                           Title of Class        Distribution (1)     Ownership (1)   Offering (1)        (1)
-------------------------------------   --------------------     ----------------     -------------  -------------    ----------
Robert D. Battis
    c/o Laser Energetics, Inc.
    3535 Quaker Bridge Rd., Ste. 700    Class A Common Stock        26,376,521            22.6%       26,376,521           22.6%
    Mercerville, NJ 08619               Class B Common Stock         1,215,000            40.2%        1,215,000           40.2%
--------------------------------------------------------------------------------------------------------------------------------
Dr. John T. LiVecchi
    c/o Laser Energetics, Inc.
    3535 Quaker Bridge Rd., Ste. 700    Class A Common Stock         6,543,758             5.6%        6,543,758            5.6%
    Mercerville, NJ 08619               Class B Common Stock         1,215,000            40.2%        1,215,000           40.2%
--------------------------------------------------------------------------------------------------------------------------------
Dominic C. Battisti
    c/o Laser Energetics, Inc.
    3535 Quaker Bridge Rd., Ste. 700
    Mercerville, NJ 08619               Class A Common Stock           900,000 (2)         0.8%          900,000            0.8%
--------------------------------------------------------------------------------------------------------------------------------
Dr. Herbert J. Nevyas
    1120 Tower Lane E.
    Narbeth, PA 19072                   Class A Common Stock        14,414,693            12.3%       14,234,693           12.2%
--------------------------------------------------------------------------------------------------------------------------------
Estate of Sidney Dworkin
    c/o Doris Dworkin, Personal Rep.
    2600 South Ocean Blvd. #12F
    Boca Raton, FL 33432                Class A Common Stock         6,729,168 (3)         5.8%        6,729,168            5.8%
--------------------------------------------------------------------------------------------------------------------------------
Eileen Berke
    3483 Fawn Run Drive                 Class A Common Stock         7,825,818             6.7%        7,825,818            6.7%
    Cincinnati, OH 45241                Class B Common Stock           570,000            18.8%          570,000           18.8%
--------------------------------------------------------------------------------------------------------------------------------
Cincinnati Sub-Zero Products, Inc.
    12011 Mosteller Road
    Cincinnati, OH 45241                Class A Common Stock        10,573,960             9.1%       10,573,960            9.1%
--------------------------------------------------------------------------------------------------------------------------------
Dr. David Brown
    2665 Oak Ridge Court
    Ft. Myers, FL 33901                 Class A Common Stock         8,004,096 (4)         6.9%        1,500,000            1.3%
--------------------------------------------------------------------------------------------------------------------------------
iVoice, Inc
    540 Highway 34
    Matawan, NJ 07747                   Class A Common Stock        10,000,000             8.6%                0            0.0%
--------------------------------------------------------------------------------------------------------------------------------
Trey Resources, Inc.
    5 Regent Street, Suite 520
    Livingston, NJ 07039                Class A Common Stock         1,023,235 (5)         2.9%                0            0.0%
--------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners
    101 Hudson Street, Ste. 3700
    Jersey City, NJ 07302               Class A Common Stock         5,997,285 (6)         4.9%                0 (7)        0.0%
--------------------------------------------------------------------------------------------------------------------------------
Dr. Victor D. Cohen
    c/o Laser Energetics, Inc.
    3535 Quaker Bridge Rd., Ste. 700
    Mercerville, NJ  08619              Class A Common Stock           100,000 (8)         0.0%                0 (8)        0.0%
--------------------------------------------------------------------------------------------------------------------------------
All directors and executive officers    Class A Common Stock        33,920,279            29.0%       33,820,279           29.0%
as a group (4 persons)                  Class B Common Stock         2,430,000            80.3%        2,430,000           80.3%
--------------------------------------------------------------------------------------------------------------------------------

(1) Does not assume that Class B Common Stockholders convert their shares into Class A Common Stock at a number equal to fifty percent (50%) of the lowest price per share at which we have issued our Class A Common Stock since the date we first issued shares of our Class B Common Stock. As of the date of this prospectus, the lowest price at which we have issued our Class A Common Stock since June 1, 2005 has been $0.083 per share. Accordingly, the 3,025,000 outstanding shares of Class B Common Stock will be convertible into at least 72,891,566 shares of Class A Common Stock, or approximately 38.4% of the outstanding. The Class B Common Stock is not convertible into Class A Common Stock until May 31, 2007, and votes together with the Class A Common Stock on all matters on an as-converted basis.

(2) Includes 900,000 shares of Class A Common Stock issuable upon exercise of options granted under our 2005 Stock Option Plan, having an exercise price of $0.10 per share.

(3) Does not include 3,064,273, 3,271,134 and 138,377 shares of Class A Common Stock owned by Elliott Dworkin, the Estate of Marc Dworkin and Doris Dworkin, respectively. Sidney Dworkin was the father of Elliott Dworkin and Marc Dworkin and the husband of Doris Dworkin. If the Estate of Sidney Dworkin, Elliott Dworkin, the Estate of Marc Dworkin and Doris Dworkin were each deemed to beneficially own the securities held by the others, then each such person would beneficially own 13,202,952 shares of Class A Common Stock or 11.3% of the outstanding, before the offering, and 6,867,545 shares of Class A Common Stock or 5.9% of the outstanding, after the offering.

(4) Includes 1,160,000 shares of Class A Common Stock issuable upon exercise of certain warrants having an exercise price of $0.10 per share.

(5) Consists of 1,023,235 shares issuable upon conversion of principal and interest of a $250,000 convertible debenture, based on a closing bid price of $0.51 per share of our Class A Common Stock on April 28, 2006. The principal and accrued interest of such debenture are convertible into Class A Common Stock at a price per share equal to 50% of the average closing bid price for the four trading days immediately preceding the date of conversion. Accordingly, such convertible debenture could be converted into up to 52,060,000 shares of our Class A Common Stock, assuming a closing bid price at the relevant times equal to $0.01 per share and that all interest accrued on this debenture through March 31, 2006 is converted.

(6) Includes 3,000,000 shares issuable upon exercise of warrants and 2,997,285 of the shares issuable upon conversion of a $1,220,479 convertible debenture. The principal and accrued interest of such debenture are convertible into Class A Common Stock at a price per share equal to 95% of the lowest closing bid price for the thirty trading days immediately preceding the date of conversion. Accordingly, such convertible debenture could be converted into up to 128,471,474 shares of our Class A Common Stock, assuming a low closing bid price at the relevant times equal to $0.01 per share and ignoring any interest that may accrue on this debenture and be converted. However, this debenture may not be converted (subject to certain exceptions) if the holder would beneficially own in excess of 4.9% of our outstanding Class A Common Stock immediately following such conversion, and as a result of such restriction on conversion, Cornell Capital may be deemed to beneficially own exactly 4.9% of the outstanding Class A Common Stock.

(7) We are registering the resale of up to 200,000,000 shares of Class A Common Stock issuable upon conversion of Cornell Capital's convertible debenture. Unless the low closing bid price of our Class A Common Stock at the relevant times is less than approximately $0.007 per share, all of the shares beneficially owned by Cornell Capital may be sold in the offering. However, assuming a conversion price of $0.001 per share (the par value of our Class A Common Stock), that all interest that may accrue on this

(8) Does not include 1,000,000 stock options that vest 20% per year over 5 years starting on March 31, 2007.

      debenture through December 31, 2007 accrues and is converted and that the restrictions on exercise of this debenture are no longer applicable, Cornell Capital would then hold 1,204,298,947 shares of our Class A Common Stock after the Offering, which could be as much as 79.0% of the outstanding shares at such time (assuming that no other holders of convertible debentures convert such debentures and that no options or warrants other than Cornell Capital's warrants are exercised).

                            DESCRIPTION OF SECURITIES

      Pursuant to our certificate of incorporation, as amended, we are authorized to issue 700,000,000 shares of Class A Common Stock, par value $.001 per share, 20,000,000 shares of Class B Common Stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value of $0.001 per share. Below is a description of our outstanding securities, including Class A Common Stock, Class B Common Stock and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of the date of this prospectus, we have 116,916,296 shares of Class A Common Stock outstanding, assuming the pro forma merger with LEI/Florida.

Class B Common Stock

      Each holder of shares of our Class B Common Stock has the right, at any time after May 31, 2007, to convert the shares of our Class B Common Stock held by him or her into the number of shares of our Class A Common Stock equal to the quotient obtained by dividing (i) the number of shares of our Class B Common Stock held by such holder by (ii) a number equal to fifty percent (50%) of the lowest price per share at which we have issued our Class A Common Stock since the date we first issued shares of our Class B Common Stock. Under the terms of this conversion feature, as the price at which we issue our Class A Common Stock declines, holders of Class B Common Stock will be able to convert into larger quantities of Class A Common Stock, thus creating a downward pressure on the share price of our Class A Common Stock often referred to as a "death spiral."

      For all matters submitted to a vote of stockholders, each holder of shares of our Class B Common Stock is entitled to the number of votes equal to the number of shares of our Class A Common Stock that would be issued upon the conversion of the shares of our Class B Common Stock held by such holder for each share of our Class B Common Stock registered in his or her name on our books. Our Class B Common Stock does not have cumulative voting rights. As a result, persons who hold more than 50%, in the aggregate, of the outstanding Class A Common Stock and Class B Common Stock, on an as-converted basis, can elect all of the directors who are up for election in a particular year.

      As of the date of this prospectus, we have 3,025,000 shares of Class B Common Stock outstanding, which shares are convertible, at any time after May 31, 2007, into an aggregate of 72,891,566 shares of Class A Common Stock, subject to increase if, we issue any shares of our Class A Common Stock for less than $0.083 per share prior to such conversion.

Preferred Stock

      We are authorized to issue 2,000,000 shares of Preferred Stock, par value $0.001 per share. As of the date of this prospectus, we have not issued any shares of Preferred Stock. We have no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the laws of the State of Oklahoma) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Laser Energetics, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by our certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

      On February 14, 2006, pursuant to an Amended and Restated Securities Purchase Agreement with Cornell Capital, we issued warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share.

      On November 28, 2005 and April 28, 2006, pursuant to Subscription Agreement executed with Dr. David Brown we issued warrants to purchase 1,160,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On December 16, 2005, pursuant to Amended and Restated Secured Promissory Note executed with Arisawa Manufacturing Co., Ltd., we issued warrants to purchase 500,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On December 16, 2005, we issued Mike Peterson warrants to purchase 500,000 shares of Class A Common Stock at an exercise price of $.10 per share for services rendered to us in 2005.

      In December 2005, we issued the following stock options pursuant to the Laser Energetics 2005 Stock Option Plan:

--------------------------------------------------------------------------------
Name                               Number of Options for   Exercise Price per
                                       Class A Shares            Share
--------------------------------------------------------------------------------
Dominic Battisti                          900,000                $0.10
--------------------------------------------------------------------------------
Tom Frobose                               400,000                $0.10
--------------------------------------------------------------------------------
Scott French                              300,000                $0.10
--------------------------------------------------------------------------------
Jessica Convey                             75,000                $0.10
--------------------------------------------------------------------------------
Dewey Battis                              100,000                $0.10
--------------------------------------------------------------------------------
Mark Kain                                  25,000                $0.10
--------------------------------------------------------------------------------
Antonio Caranannte                         75,000                $0.10
--------------------------------------------------------------------------------
Total                                   1,875,000
--------------------------------------------------------------------------------

      On March 31, 2006, we issued stock options for 1,000,000 shares of Class A Common Stock to Dr. Victor D. Cohen for his participation on the Board of Directors. These options vest over 5 years at 200,000 per year and have an exercise price of $.10 per share.

Convertible Debt

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of our Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006. Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479 plus interest, and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement of which this prospectus is a part. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share. Our obligations under the amended and restated debenture are secured by a Second Amended and Restated Pledge and Escrow Agreement, pursuant to which certain of our stockholders have pledged an aggregate of 8,349,220 shares of our Class A Common Stock. As of December 31, 2005, only $460,000 of the debentures have been funded, an additional $590,000 was funded on February 16, 2006 and the balance of $150,000 will be funded when the registration statement becomes effective. The debentures balance due with interest at December 31, 2005 was $479,502.

      On November 16, 2004, in connection with the purchase of certain assets from Trey Resources, Inc., we issued $250,000 in convertible debentures to Trey. These convertible debentures are convertible into shares of our Class A Common Stock at a discount of 50% of the average closing bid price of our Class A Common Stock during the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 3% per annum, have a term of five years, and are convertible at the holder's option. The principal and interest balance on the note at December 31, 2005 was $258,425.

Other Debt

      The following table sets forth certain information regarding our non-convertible debt securities:

----------------------------------------------------------------------------------------------------------------------
                                                                                  Principal and Interest Outstanding
              Creditor                          Due             Interest Rate            at December 31, 2005
----------------------------------------------------------------------------------------------------------------------
Commerce Bank, N.A.                    January 2008            Prime+2%                      $    318,133
----------------------------------------------------------------------------------------------------------------------
Elliott & Marc Dworkin                 February 28, 2008 (1)   15%                                165,121
----------------------------------------------------------------------------------------------------------------------
Sid Dworkin                            February 28, 2008 (1)   15% (9.75% for                   1,335,859
                                                               one note)
----------------------------------------------------------------------------------------------------------------------
Arisawa Manufacturing Co, Ltd.         April 29, 2009 (2)      8%                               1,202,881
----------------------------------------------------------------------------------------------------------------------
Eileen Berke                           February 28, 2008 (1)   15%                                615,858
----------------------------------------------------------------------------------------------------------------------
Robert D. Battis                       February 28, 2008 (1)   7% to 10%                          206,236
----------------------------------------------------------------------------------------------------------------------
Dr. John LiVecchi                      February 28, 2008 (1)   Prime+2%                           328,601
----------------------------------------------------------------------------------------------------------------------
Wayne Armstrong                        February 28, 2008 (1)   15%                                124,695
----------------------------------------------------------------------------------------------------------------------
Gerald Richter                         April 20, 2004          15%                                 24,107
----------------------------------------------------------------------------------------------------------------------
Cincinnati Sub-Zero                    February 28, 2008 (1)   15%                                 50,279
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                        $  4,371,770
----------------------------------------------------------------------------------------------------------------------

(1) Or, if earlier, the date that all amounts owed to Cornell Capital under their convertible debentures have been paid.

(2) Pursuant to our agreement with Arisawa: (a) on April 29, 2006 we shall make a cash payment of $10,000 and convert the remaining $131,846 of accrued interest into equity at the Bid Price (as defined therein); (b) each year, we shall make an interest payment of 50% cash and 50% equity, valued at the Bid Price; and (c) we issued warrants to Arisawa for 500,000 shares of our Class A Common Stock at $.10 per share.

      The above table does not include two promissory notes in the aggregate principal amount of $260,000 that we issued in 2000 and 2001 to Honeywell International, Inc. for the purchase of laser equipment, laser rods and the assignment of several laser patents. As a result of Honeywell's breaches of a Technology License Agreement with us dated March 23, 2000, we have, among other things, applied set-off to these notes and do not believe that we owe any money to Honeywell under these promissory notes or otherwise.

Transfer Agent

      Our transfer agent is Interstate Transfer Company. The address for the transfer agent is 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121. The telephone number for the transfer agent is (801) 281-9750.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify our officers, directors, employees and agents to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as our officer, director, employee or agent.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of Our Certificate Of Incorporation

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Listing and Trading of Our Class A Common Stock

      We make no recommendations on the purchase, retention or sale of shares of our Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any shares of our Class A Common Stock, the following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There can be no assurance as to whether the Class A Common Stock will be actively traded or as to the prices at which the Class A Common Stock will trade. Unless and until the shares of the Class A Common Stock are fully distributed and an orderly market develops, the prices at which the Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for our Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, our results of operations, what investors think of us and the laser industry, the amount of dividends that we pay, changes in economic conditions in the laser industry and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of our Class A Common Stock.

                             CHANGES IN ACCOUNTANTS

      Effective with the share exchange between us, LEI/Florida and the former stockholders of LEI/Florida, we terminated the services of our independent accountant Russell & Atkins, PLC. For the two most recent fiscal years and through the subsequent interim period ending upon such termination, (i) the independent account's report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      On January 31, 2005, LEI/Florida engaged the independent accounting firm of Bagell, Josephs, Levine & Company, L.L.C. as principal accountant to audit its financial statements for the fiscal years ended December 31, 2004 and 2003. Following our acquisition of LEI/Florida on June 1, 2005, Bagell, Josephs, Levine & Company, L.L.C. became our principal auditors.

                                     EXPERTS

      The financial statements for the years ended December 31, 2005 and December 31, 2004, included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Stark and Stark, Princeton, New Jersey, will pass upon the validity of the shares of Class A Common Stock offered hereby for us.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the offering of certain shares of our Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, we will be required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, we will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      Page(s)
                                                                      -------

Index to Consolidated Financial Statements                              F-1

Report of Independent Registered Public Accounting Firm              F-2 : F-3

Balance Sheets as of December 31, 2005 and 2004                         F-4

Statements of Operations for the Years Ended
  December 31, 2005 and 2004                                            F-5

Statements of Changes in Stockholders' (Deficit) for the
  Years Ended December 31, 2005 and 2004                                F-6

Statements of Cash Flows for the Years Ended
  December 31, 2005 and 2004                                            F-7

Notes to Financial Statements                                        F-8 : F-30

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Laser Energetics, Inc.
Mercerville, New Jersey

We have audited the accompanying balance sheets of Laser Energetics, Inc. (formerly Happy Food Corporation) (the "Company") as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Energetics, Inc. (formerly Happy Food Corporation) as of December 31, 2005 and 2004, and the results of its operations, changes in stockholders' (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the years ended December 31, 2005 and 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has sustained operating losses, capital deficits and did not generate revenues during the year ended December 31, 2005 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company has restated its previously issued financial statements for the year ended December 31, 2004 on its report dated January 18, 2005 (see Note 14). The Company has restated its financial statements to recognize the issuance of a $250,000 convertible debenture to Trey Resources, Inc. The debenture was issued in partial consideration for the purchase of certain Patient Reminder Software from Trey Resources on November 16, 2004 (see Note 13). The restatement resulted in an increase of $250,000 in the cost of software acquired and corresponding convertible debenture payable, respectively, for the year ended December 31, 2004. Accrued interest of $925 related to the debenture was recorded for the year ended December 31, 2004. These transactions resulted in an increase in net loss applicable to common shares of $925 for the year ended December 31, 2004, as restated, and an increase in the deficits accumulated to $11,307,170.


/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
---------------------------------------------
Certified Public Accountants
Gibbsboro, New Jersey

March 15, 2006

  MEMBER OF:   AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
               CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
               PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               FLORIDA STATE BOARD OF ACCOUNTANCY

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
                           CONSOLIDATED BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                     ASSETS

                                                                                                    Restated
                                                                                   2005               2004
                                                                               ------------       ------------
Current Assets:
   Cash and cash equivalents                                                   $     17,039       $    126,385
   Accounts receivable, net                                                              --              8,107
   Inventory                                                                        309,835            311,478
   Prepaid expenses and other current assets                                          2,468                219
                                                                               ------------       ------------
      Total Current Assets                                                          329,342            446,189
                                                                               ------------       ------------
Fixed assets, net of depreciation                                                    70,128                 --
                                                                               ------------       ------------
Other Assets:
   Deferred loan fees, net of amortization                                            7,151             65,232
   Security deposits                                                                  7,683             11,537
   Software                                                                         300,000            300,000
                                                                               ------------       ------------
      Total Other Assets                                                            314,834            376,769
                                                                               ------------       ------------
TOTAL ASSETS                                                                   $    714,304       $    822,958
                                                                               ============       ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
   Accounts payable and accrued expenses                                       $  2,090,447       $  1,496,110
   Current portion - long term debt                                                 134,259            134,259
   Current portion - notes payable - related parties                              1,687,609          1,038,732
   Current portion - notes payable - other                                          194,414            182,497
   Convertible debentures                                                           710,000            480,000
   Customer deposit                                                                 100,000                 --
                                                                               ------------       ------------
      Total Current Liabilities                                                   4,916,729          3,331,598
                                                                               ------------       ------------
Long-term Liabilities:
   Long term debt, net of current portion                                           177,000          2,012,589
                                                                               ------------       ------------
      Total Long-term Liabilities                                                   177,000          2,012,589
                                                                               ------------       ------------
      Total Liabilities                                                           5,093,729          5,344,187
                                                                               ------------       ------------

STOCKHOLDERS' (DEFICIT)
   Preferred stock, $.001 Par Value, 2,000,000 shares authorized;
    -0- shares issued and outstanding at December 31, 2005                              --                  --
   Common stock, Class A, $.001 Par Value, 700,000,000 shares authorized;
    116,600,830 and 340,184,266 shares issued and outstanding at
    December 31, 2005 and 2004                                                      116,601            340,184
   Common stock, Class B, $.001 Par Value, 20,000,000 shares authorized;
    3,025,000 and 3,000,000 shares issued and outstanding at
    December 31, 2005 and 2004                                                        3,025             30,000
   Additional paid-in capital                                                     8,453,573          6,433,257
   Accumulated deficit                                                          (12,935,124)       (11,307,170)
                                                                               ------------       ------------
                                                                                 (4,361,925)        (4,503,729)
   Less: Treasury Stock - 14,068 shares, at cost                                    (17,500)           (17,500)
                                                                               ------------       ------------
      Total Stockholders' (Deficit)                                              (4,379,425)        (4,521,229)
                                                                               ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                                  $    714,304       $    822,958
                                                                               ============       ============

   The accompanying notes are an integral part of these consolidated financial statements.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                        Restated

                                                      2005                2004
                                                 -------------       -------------
OPERATING REVENUES
 Sales                                           $          --       $   2,502,972
                                                 -------------       -------------
COST OF SALES
 Direct costs                                               --           1,506,664
 Outside processing                                         --              44,969
 Laser gas expense                                          --                 320
                                                 -------------       -------------
   Total Cost of Sales                                      --           1,551,953
                                                 -------------       -------------
GROSS PROFIT                                                --             951,019
                                                 -------------       -------------
OPERATING EXPENSES
 General and administrative                            767,842             624,723
 Depreciation and amortization                          10,369               7,656
 Engineering                                            81,039              60,639
 Overhead                                              109,977               7,634
 Sales and marketing                                    67,505              28,485
 Research and development                               46,796              25,858
 Laser products group                                   13,433              14,616
                                                 -------------       -------------
   Total Operating Expenses                          1,096,961             769,611
                                                 -------------       -------------
INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)         (1,096,961)            181,408

OTHER INCOME (EXPENSE)
 Other income/(expense)                                 19,328              60,831
 Interest income                                            38               1,254
 Interest expense                                     (375,359)           (353,423)
 Organizational expense                               (175,000)                 --
 Impairment of software development costs                   --             (50,000)
                                                 -------------       -------------
   Total Other Expenses                               (530,993)           (341,338)
                                                 -------------       -------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES          (1,627,954)           (159,930)
Provision for income taxes                                  --                  --
                                                 -------------       -------------
NET LOSS APPLICABLE TO COMMON SHARES             $  (1,627,954)      $    (159,930)
                                                 =============       =============
NET LOSS PER BASIC AND DILUTED SHARES            $       (0.01)      $       (0.00)
                                                 =============       =============
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                                205,465,433         307,549,468
                                                 =============       =============

   The accompanying notes are an integral part of these consolidated financial statements.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                                                Common Stock                    Common Stock
                                                    Preferred Stock               Class A                          Class B
                                                    Shares   Amount         Shares         Amount            Shares       Amount
                                                    ------  -------      -----------    ------------       ---------   ------------
Balance, December 31, 2003 (Retroactively restated)    --   $    --      293,918,906    $    293,919              --   $         --


Accrued interest payable converted to
 common stock                                          --        --          186,460             187              --             --

Retroactive restatement of forward stock
 split of 19 to 1 in November 2004 and stock
 split of 3.402 to 1 on July 20, 2005                  --        --       12,060,473          12,060              --             --


Stock issued in partial payment of software
 development costs                                     --        --       10,000,000          10,000              --             --

Retroactive restatement of stock split of
 3.402 to 1 on July 20, 2005                           --        --       24,018,427          24,018              --             --

Class B common stock shares issued to certain
shareholders in consideration for pledging their
Class A shares as a guarantee pursuant to an
Agreement with Cornell Capital Partners, L.P.          --        --               --              --       3,000,000         30,000


Net loss for the year, (Restated)                      --        --               --              --              --             --
                                                    -----   -------      -----------    ------------       ---------   ------------

Balance, December 31, 2004 (Retroactrively
 restated)                                             --        --      340,184,266         340,184       3,000,000         30,000
                                                    -----   -------      -----------    ------------       ---------   ------------

Stock issued for cash                                  --        --        1,204,819           1,205              --             --

Stock split of 3.402 to 1 on July 20, 2005             --        --        2,893,786           2,894              --             --

Effects of reverse merger                              --        --     (236,299,512)       (236,300)         25,000        (26,975)

Commitment fees paid in association with
 Cornell Capital debentures, net                       --        --               --              --              --             --

Common stock issued for cash                           --        --        7,867,471           7,868              --             --

Issuance of common stock in conversion
 of notes payable                                      --        --          750,000             750              --             --

Issuance of warrants                                   --        --               --              --              --             --

Debt discount related to beneficial
 conversion feature                                    --        --               --              --              --             --

Allocation of equity proceeds                          --        --               --              --              --             --

Net loss for the year ended December 31, 2005          --        --               --              --              --             --
                                                    -----   -------      -----------    ------------       ---------   ------------

Balance, December 31, 2005                             --   $    --      116,600,830    $    116,601       3,025,000   $      3,025
                                                    =====   =======      ===========    ============       =========   ============


                                                                                    Additional        Restated
                                                                   Treasury          Paid-in         Accumulated         Restated
                                                                    Stock            Capital           Deficit             Total
                                                                 ------------      ------------      ------------      ------------
Balance, December 31, 2003 (Retroactively restated)              $    (17,500)     $  6,118,477      $(11,147,240)     $ (4,752,344)

Accrued interest payable converted to
 common stock                                                              --           260,858                --           261,045

Retroactive restatement of forward stock
 split of 19 to 1 in November 2004 and stock
 split of 3.402 to 1 on July 20, 2005                                      --           (12,060)               --                --

Stock issued in partial payment of software
 development costs                                                         --            90,000                --           100,000

Retroactive restatement of stock split of
 3.402 to 1 on July 20, 2005                                               --           (24,018)               --                --

Class B common stock shares issued to certain
shareholders in consideration for pledging their
Class A shares as a guarantee pursuant to an
Agreement with Cornell Capital Partners, L.P.                              --                --                --            30,000

Net loss for the year, (Restated)                                          --                --          (159,930)         (159,930)
                                                                 ------------      ------------      ------------      ------------

Balance, December 31, 2004 (Retroactrively restated)                  (17,500)        6,433,257       (11,307,170)       (4,521,229)
                                                                 ------------      ------------      ------------      ------------

Stock issued for cash                                                      --            98,795                --           100,000

Stock split of 3.402 to 1 on July 20, 2005                                 --            (2,894)               --                --

Effects of reverse merger                                                  --           263,275                --                --

Commitment fees paid in association with
 Cornell Capital debentures, net                                           --           (83,708)               --           (83,708)

Common stock issued for cash                                               --           645,132                --           653,000

Issuance of common stock in conversion
 of notes payable                                                          --                --                --               750

Issuance of warrants                                                       --           322,795                --           322,795

Debt discount related to beneficial
conversion feature                                                         --           776,921                --           776,921

Allocation of equity proceeds                                              --                --                --

Net loss for the year ended December 31, 2005                              --                --        (1,627,954)       (1,627,954)
                                                                 ------------      ------------      ------------      ------------

Balance, December 31, 2005                                       $    (17,500)     $  8,453,573      $(12,935,124)     $ (4,379,425)
                                                                 ============      ============      ============      ============

   The accompanying notes are an integral part of these consolidated financial statements.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                2005               2004
                                                            -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                $(1,627,954)       $  (159,930)
                                                            -----------        -----------

  Adjustments to reconcile net loss to net cash
    (used in) operating activities:
    Depreciation and amortization                                10,369              7,656
    Provision for bad debts                                       8,107
    Impairment of software development costs                         --             50,000
    Class B common stock issued as guarantee fee                     --             30,000

  Changes in assets and liabilities
    (Increase) in accounts receivable                                --             (2,500)
    (Increase) decrease in inventory                              1,643            820,950
    (Increase) in prepaid expenses and other assets              (2,249)             1,990
    (Increase) decrease in deposits                               3,854             19,801
    Increase in accounts payable and accrued expenses           594,336             85,862
    Increase in customer deposits                               100,000         (1,676,999)
                                                            -----------        -----------

    Total adjustments                                           716,060           (663,240)
                                                            -----------        -----------

    Net cash (used in) operating activities                    (911,894)          (823,170)
                                                            -----------        -----------

  CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of equipment                                       (75,124)                --
                                                            -----------        -----------

  CASH FLOWS FROM FINANCING ACTIVITES
    Payments of long term debt                                 (127,328)          (131,139)
    Proceeds from note payable - other                               --          1,099,718
    Payments of notes payable - other                                --           (423,831)
    Proceeds from related parties                               100,000            100,000
    Payments to related parties                                 (47,000)          (174,500)
    Net proceeds from convertible debentures                    199,000            230,000
    Payment of loan fees                                             --            (55,000)
    Common stock issued for cash                                753,000                 --
                                                            -----------        -----------

      Net cash provided by financing activities                 877,672            645,248
                                                            -----------        -----------

  NET (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                  (109,346)          (177,922)

  CASH AND CASH EQUIVALENTS -
    BEGINNING OF YEAR                                           126,385            304,307
                                                            -----------        -----------

  CASH AND CASH EQUIVALENTS - END OF YEAR                   $    17,039        $   126,385
                                                            ===========        ===========

  CASH PAID DURING THE YEAR FOR:
    Interest expense                                        $    42,786        $    35,567
                                                            ===========        ===========

  SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES

  Conversion of accrued interest payable to common stock    $        --        $   261,045
                                                            ===========        ===========

  Common stock issued in conversion of notes payable        $       750        $        --
                                                            ===========        ===========

   The accompanying notes are an integral part of these consolidated financial statements.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

      Laser Energetics, Inc. (the "Company") was incorporated in Florida on November 18, 1991. The Company operated it's business from Orlando, Florida until January 2003, at which time it relocated to Mercerville, NJ. The Company provides UV Laser applications expertise in material processing. The Company's products and services provide solutions to customers in research, development and manufacturing. The main products the Company designs, engineers and manufactures are state of the art development and pilot production UV laser-based Process Specific Laser Micromachiners for dedicated manufacturing applications. The Company provides an ultraviolet laser marking service for marking surface mounted devices manufactured by microelectronics companies. Surface mounted devices are found in almost every electronic device, ranging from stereos, VCRs, camcorders, pagers, and cellular telephones to missiles, medical devices, watches, and satellites.

      In May 2005, the Company entered into an Agreement and Plan of Share Exchange (the "Agreement") with Happy Food Corporation, an Oklahoma corporation. Pursuant to the Agreement the shareholders of the Company transferred to Happy Food Corporation all of the participating Class A and Class B common stock shares of the Company in exchange for the Class A and Class B common stock of Happy Food. The exchange ratio setting forth the number of shares of Happy Food common stock issued for each participating issued and outstanding share of common stock of the Company was
      0.2939583341 shares of Happy Food common stock for each participating issued and outstanding share of common stock of the Company.

      This transaction closed in June 2005. Subsequent to the closing the Company became a majority-owned subsidiary of Happy Food. The Share Exchange has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, the Company will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Laser Energetics, Inc.

      An amendment to the Certificate of Incorporation of Laser Energetics Corporation was filed on July 20, 2005. As a result of the amendment the name of the corporation was changed to Laser Energetics, Inc. Pursuant to the amendment, the Company is authorized to issue 700,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value of $0.001 per share.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

      As a result of the amendment the Company consummated a 3.4018426555-for-one stock split of the Class A common stock, effective as of July 20, 2005.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      The Company maintains cash and cash equivalents with a financial institution, which is insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the year the Company had amounts on deposit at the financial institution in excess of federally insured limits.

      Revenue and Cost Recognition

      Revenue from sales is recognized when the product is shipped to customers. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide product support and training.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The allowance for doubtful accounts is $8,107 as of December 31, 2005.

      Provision for Bad Debt

      Under SOP 01-6 "Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections that no allowance for doubtful accounts needs to be recorded at December 31, 2005 and 2004.

      Bad debt expense for the years ended December 31, 2005 and 2004 was $8,107 and $0, respectively.

      Inventory

      Inventory consists primarily of Alexandrite gemstones utilized in the laser process. Inventory also consists of work in process on a laser machining system being manufactured for a foreign entity. Total inventory costs related to the system are $309,835 and $311,478 for the years ended December 31, 2005 and 2004, respectively. Inventory cost is valued at the lower of cost or market, determined on the first-in-first-out basis.

      Advertising Costs

      The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the statements of operations for the years ended December 31, 2005 and 2004. Advertising expense for the years ended December 31, 2005 and 2004 amounted to $100 and $1,000, respectively.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Research and Development

      Research and development costs are related primarily to the Company's development of their products. Research and development costs are expensed as incurred.

      Income Taxes

      The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the years ended December 31, 2005 and 2004, respectively.

      Fair Value of Financial Instruments

      The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (Loss) Per Share of Common Stock

      Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

      The following is a reconciliation of the computation for basic and diluted
      EPS:

                                                         December 31,
                                                   2005                2004
                                              -------------       -------------

Net loss                                      $  (1,627,954)      $    (159,930)
                                              -------------       -------------

Weighted-average common shares
Outstanding (Basic)                             205,465,433         307,549,468

Weighted-average common stock
Equivalents
 Stock Options                                           --                  --
 Warrants                                                --                  --
                                              -------------       -------------

Weighted-average common shares
Outstanding (Diluted)                           205,465,433         307,549,468
                                              =============       =============

      Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2005 and 2004 because inclusion would have been antidilutive.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

      Goodwill and Other Intangible Assets

      In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition.

      This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company performs its annual impairment test for intangible assets at year-end. For the year ended December 31, 2004 the Company impaired $50,000 of the value associated with the acquisition cost of certain Patient Reminder Software (see Note 13).

      Stock-Based Compensation

      Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

      The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

      Stock-Based Compensation (Continued)

      The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

      The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

      Stock-based compensation for the years ended December 31, 2005 and 2004 was $0 and $0, respectively.

      Stock Option Plan

      The Company adopted a stock option plan in 1998. The majority of options granted to employees were forfeited when most of the employees were terminated in 2001.

      On November 29, 2005, the Board of Directors of Laser Energetics approved the adoption of the Laser Energetics, Inc. 2005 Stock Option Plan. The Company has reserved 10,000,000 shares of the Company's Class A Common Stock for issuance under such plan and the plan expires is 2015. Provisions of the plan allow for options to be granted: a) to Employees, Outside Directors and Consultants only; b) to have an exercise price per share equal to at least one hundred (100%) percent of the fair market value per share of the Company's Common Stock on the date of the award; c) that the Stock Option Agreement shall specify the term of the Option (the term shall not exceed 10 years from the date of grant); d) each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; and e) the entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in the plan.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

      Stock Option Plan (Continued)

      Exceptions to the plan prohibit: a) an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall have limitations on their eligibility for designation; b) that the Fair Market Value at the time of grant of all ISO's issued to an Optionee that become exercisable in the same calendar year shall not exceed $100,000; and c) that no Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. In December 2005 the Company issued a total of 1,875,000 stock options to seven individuals.

      The Company accounts for its stock-based compensation under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. APB Opinion No. 25 provides that compensation expense relative to a Company's employee stock options is measured based on the intrinsic value of the stock options at the measurement date.

      If compensation expense for the Company's stock-based compensation plans had been determined consistent with SFAS 123, the Company's net income and net income per share including pro forma results would have been the amounts indicated below:

                                                                     Year Ended
                                                                    December 31,
                                                                        2005
                                                                    -----------
Net loss, as reported                                               $(1,627,954)
Total stock-based employee compensation
expense determined under fair value based
method for all awards                                                  (186,631)
                                                                    -----------
Pro forma net loss                                                  $(1,814,585)
                                                                    ===========

Net loss per share:
 As reported                                                        $     (0.01)
                                                                    ===========
 Pro forma                                                          $     (0.01)
                                                                    ===========

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

      Stock Option Plan (Continued)

      The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2005.

                                                    2005
                                                    ----
                        Dividend yield              None
                        Expected volatility          175%
                        Risk-free interest rate     4.00%
                        Expected term (in years)      10

      For stock options granted during the year ended December 31, 2005, the weighted-average grant-date fair value was $0.10. There were no options granted during the year ended December 31, 2004.

      Recent Accounting Pronouncements

      In November 2004, the FASB issued Financial Accounting Standards No. 151 (FS 151), "Inventory Costs - an amendment of ARB No. 43, Chapter 4". FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

      Recent Accounting Pronouncements (Continued)

      In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

NOTE 3- FIXED ASSETS

      Property and equipment as of December 31, 2005 and 2004 were as follows:

                                                    2005                2004
                                                -----------         -----------
Furniture and equipment                         $    54,053         $    54,053
Marketing equipment                                  17,192              17,192
Communications equipment                             32,821              32,821
Data handling equipment                             121,177             113,072
Laboratory equipment                                223,769             223,769
Engineering equipment                                24,801              24,801
Manufacturing equipment                             472,863             472,863
Other depreciable property                          159,415             159,415
Leasehold improvements                              148,873              81,854
                                                -----------         -----------
                                                  1,254,964           1,179,840
Less: accumulated depreciation                   (1,184,836)         (1,179,840)
                                                -----------         -----------
Net book value                                  $    70,128         $        --
                                                ===========         ===========

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 3- FIXED ASSETS (Continued)

      There was $4,996 and $0 charged to operations for depreciation expense for the years ended December 31, 2005 and 2004, respectively.

NOTE 4- NOTE PAYABLE

      Note payable to the Small Business Administration commencing on May 1, 1997 and originally due June 1, 2007, with interest at prime plus 2%. The note was extended until January 2008. Monthly principal payments escalate from $5,250 in the first year to $11,416 in the tenth year. Accrued interest as of December 31, 2005 and 2004 is $6,874 and $0, respectively.

      The note payable balance at December 31, 2005 was as follows:

                                                  December 31,
                                                      2005
                                                  ------------
                      Total notes payable         $    311,259
                      Less current maturities          134,259
                                                  ------------
                      Long-term notes payble      $    177,000
                                                  ============

      The amount of principal maturities of the notes payable for the next two years ending Dectember 31, and in the aggregate is as follows:

                             2006                 $    134,259
                             2007                      177,000
                                                  ------------
                                                  $    311,259
                                                  ============

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 5- NOTES PAYABLE - RELATED PARTIES

      The Company has notes payable to several shareholders commencing as early as 1999. The notes became due the sooner of their maturity dates, beginning in 2000, or the date of closing of an initial public offering of common stock of the Company. Interest on the notes varies from prime plus 2% to stated interest between 10% and 15%. The balance outstanding at December 31, 2005 is $1,687,609. Accrued interest as of December 31, 2005 is $1,088,761.

      The Company agrees that the note holders shall have the right to subscribe for a minimum of common stock shares as may be purchased at the initial public offering price using the proceeds of the principal and interest due on the notes. Pursuant to Forbearance Agreements dated December 20, 2005 between the note holders and the Company, the outstanding principal and accrued interest on these notes are due on the earlier or (i) February 28, 2008 and (ii) the date that all amounts owed to Cornell Capital, under their convertible debentures, have been paid.

NOTE 6- NOTES PAYABLE - OTHER

      Notes payable to a former shareholder and two vendors with interest varying from 10 to 15%. The Company agrees that the note holders shall have the right to subscribe for a minimum of common stock shares as may be purchased at the initial public offering price using the proceeds of the principal and interest due on the notes. The notes have been extended and interest has accrued since the initial execution of the notes. The outstanding principal balance due to these parties is $194,414 as of December 31, 2005. Accrued interest on the notes as of December 31, 2005 is $115,098.

      Note payable to a customer commencing October 29, 2004 and initially due March 31, 2006, with interest at 8%. Proceeds were utilized to satisfy certain obligations of the Company. The note is secured by a first priority lien in the Company's patents and a second priority lien on the Company's business assets. On December 16, 2005, the Company issued an Amended and Restated Secured Promissory Note to replace the original note. The amended note extended the term to April 29, 2009. The outstanding principal balance due to this customer is $1,099,716 as of December 31, 2005. Accrued interest on the note is $103,163 as of December 31, 2005.

      In conjunction with the Amended and Restated Promissory Note of December 16, 2005, the note holder was granted a warrant to purchase 500,000 shares of the

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 6- NOTES PAYABLE - OTHER (Continued)

      Company's Class A common stock at an exercise price of $0.10 per shares. The note and warrants have been recorded in compliance with Accounting Principles Board Opinion No. 14. The value assigned to the warrants of $322,795 has been recorded as a discount to the note payable. Additionally, the warrants valued at $0.10 per share represents a Beneficial Conversion feature calculated at their intrinsic value and amounted to $776,921. This beneficial conversion feature has been recorded as a discount to the note payable. This aggregate discount to the debt of $1,099,716 will be amortized over the life of the debt using the effective interest method. The amortization of discount will begin effective January 1, 2006 as the amended and restated promissory note took effect during the last two weeks of the Company's year end.

                                                                  2005
                                                              ------------
            Total notes payable - other                       $    194,414
            Less current maturities                               (194,414)
                                                              ------------
            Long-term notes payable - other                   $         --
                                                              ============

NOTE 7- CONVERTIBLE DEBENTURES

      On November 19, 2004 the Company entered into a Standby Equity Distribution Agreement, (SEDA"), with Cornell Capital Partners, L.P., a Delaware limited partnership. In conjunction with the SEDA Cornell has committed to purchase $835,000 of convertible debentures from the Company. An initial $230,000 debenture was purchased on November 19, 2004 and an additional debenture was purchased on June 2, 2005 in conjunction with the Company's reverse merger. The debentures bear interest at 5% per year and mature on March 2, 2006. The outstanding balance of the debentures is $460,000 as of December 31, 2005. Accrued interest on the debentures is $19,502 at December 31, 2005. See Note 12.

      On November 16, 2004, we entered into an Appointment Reminder Purchase Agreement with Trey Resources, Inc. pursuant to which we purchased from Trey all of its right, title and interest in and to the intellectual property rights relating to the Appointment Reminder software ("Reminder") held by Trey. As consideration for Trey's sale of Reminder to us, we issued to Trey (i) 10,000,000

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 7- CONVERTIBLE DEBENTURES (CONTINUED)

      shares of our Class A Common Stock and (ii) convertible debentures in an amount equal to $250,000. These debentures are convertible into shares of our Class A Common Stock at a 50% discount to the average closing bid price of our Class A Common Stock for the four trading days immediately preceding conversion. These convertible debentures accrue interest at a rate of 3% per year, have a term of five years, and are convertible at the holder's option. The outstanding balance of the debenture is $250,000 as of December 31, 2005. Accrued interest on the debenture is $8,425 at December 31, 2005. See Note 13.

NOTE 8- OPERATING LEASE

      The Company leases office and lab space under a lease that initially commenced on December 28, 2002. Monthly payments under the original lease are $5,156. On August 1, 2005 the Company entered into an amendment to their original lease for additional space adjacent to their current facility. The term of the lease is three years commencing October 1, 2005. Monthly base rental payments under the new lease range from $6,250 to $6,667 per month. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

      The following is a schedule by years of future minimum rental payments required under the operating lease, which has an initial or remaining noncancelable lease term in excess of one year as of December 31, 2005:

      For the period ending December 31,

                             2006                 $     75,624
                             2007                       78,123
                             2008                       60,003
                                                  ------------
                                                  $    213,750
                                                  ============

NOTE 9- STOCKHOLDERS' DEFICIT

      Pursuant to the agreement with Trey Resources, Inc. referred to in Note 13 the Company amended and restated their Certificate of Incorporation giving the Company the Authority to issue 10,000,000,000 shares of stock, of which, 9,950,000,000 shares are designated as Class A Common Stock, par value $0.01 per share, of which 45,000,000 shares are designated Class B Common Stock, par

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 9- STOCKHOLDERS' DEFICIT (CONTINUED)

      value $0.01 per share, and of which 5,000,000 shares are designated preferred stock, par value of $0.01 per share. As of the date of the amendment to their Certificate of Incorporation, 4,661,386 shares of the Company's Common Stock, par value $0.01 per share, were issued and outstanding. As a result of a Forward Stock Split, effective November 2004, each issued share of the Old Common Stock was re-classified as
      19.30756217 shares of Class A Common Stock. The 4,661,386 outstanding shares of the Company's old Common Stock were converted to 90,000,000 shares of the Class A Common Stock. As a result of the forward stock split, the 10,000,000 shares of Class A Common Stock issued to Trey Resources, Inc. equaled 10% of the outstanding shares of Class A common stock of the Company at the time of the agreement.

      Subsequent to the Share Exchange with Happy Food Corporation an amendment to the Certificate of Incorporation of Laser Energetics Corporation was filed on July 20, 2005. As a result of the amendment the name of the corporation was changed to Laser Energetics, Inc. Pursuant to the amendment, the Company is authorized to issue 700,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value of $0.001 per share.

      As a result of the amendment the Company consummated a 3.4018426555-for-one stock split of the Class A common stock, effective as of July 20, 2005.

      Common Stock - Class A

      As of December 31, 2005 and 2004, the Company has 700,000,000 shares of Class A common stock authorized at a par value of $0.001, and 116,600,830 and 100,000,000 shares issued and outstanding, respectively.

      The following details the Class A stock transactions for the year ended December 31, 2005:

      On March 29, 2005 the Company issued 1,204,819 shares of Class A common stock for cash of $100,000.

      In connection with the recapitalization, 97,097,462 shares of the Company's Class A common stock were exchanged for 28,542,608 shares of Happy Food Corporation common stock at an exchange ratio of 0.2939583341 shares of Happy Food common stock for each participating issued and outstanding share of common stock of the Company.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 9- STOCKHOLDERS' DEFICIT (CONTINUED)

      Common Stock - Class A (Continued)

      The Company issued 7,867,751 shares of Class a common stock for cash of $653,000.

      The Company issued 750,000 shares of Class A common stock at par value, for the conversion of a portion of notes payable to two related parties valued at $750.

      The Company consummated a 3.4018426555-for-one stock split of the Class A common stock effective July 20, 2005.

      The following details the stock transactions for the year ended December 31, 2004:

      The Company issued 17,022 shares of common stock for the conversion of debt to equity valued at $23,830.

      The Company issued 169,438 shares of common stock for the conversion of accrued interest payable to equity valued at $237,215.

      As a result of the 19 to 1 forward stock split effective in November 2004 the Company issued an additional 3,413,628 shares of common stock related to 2004 common stock activity.

      The Company issued 10,000,000 shares of common stock in partial consideration of the purchase of certain software product from Trey Resources, Inc. The value of this issuance was at par, $100,000, the Company impaired the value to the fair value of the software acquired, $50,000.

      Common Stock - Class B

      As of December 31, 2005 and 2004 the Company has 20,000,000 shares of Class B common stock authorized at a par value of $0.001. As of December 31, 2005 and 2004 there were 3,025,000 and 3,000,000 shares issued and outstanding, respectively.

      The following details the Class B stock transactions for the year ended December 31, 2005:

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 9- STOCKHOLDERS' DEFICIT (CONTINUED)

      Common Stock - Class B (Continued)

      In connection with the recapitalization, 25,000 shares of the Company's Class B common stock were issued to the former President of Happy Food Corporation.

      The following details the Class B stock transactions for the year ended December 31, 2004:

      In October 2004 the Company issued 3,000,000 shares of Class B common stock to three shareholders in consideration of the shareholders pledging their Class A common stock pursuant to a Pledge and Escrow Agreement between Cornell Capital Partners, L.P. and the Company. These 3,000,000 shares are included in the recapitalization that took place in June, 2005.

      Preferred Stock A

      The Company has 2,000,000 shares of preferred stock authorized at a par value of $0.001. There are no shares issued and outstanding as of December 31, 2005 and 2004.

      Treasury Stock

      The Company reacquired 87,500 shares of common stock at $0.20 a share in 1997. Later that year, the shares were subject to a 1 for 6.22 reverse split, resulting in 14,068 treasury stock shares.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 10- STOCK OPTIONS AND WARRANTS

      The following tables summarizes the activity of the Company's stock option plan:

                                                                        Weighted
                                                                         Average
                                                        Number          Exercise
                                                      of Options          Price
                                                      ----------        --------
Outstanding - December 31, 2003                           44,286          $1.40
                                                       =========          =====

Granted                                                       --             --
Exercised                                                     --             --
Cancelled                                                     --             --
                                                       ---------          -----

Outstanding - December 31, 2004                           44,286          $1.40
                                                       =========          =====

Granted                                                1,875,000          $0.10
Exercised                                                     --             --
Cancelled                                                (44,286)         (1.40)
                                                       ---------          -----

Outstanding - December 31, 2005                        1,875,000          $0.10
                                                       =========          =====

Exercisable - December 31, 2005                        1,580,000          $0.10
                                                       =========          =====

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 10- STOCK OPTIONS AND WARRANTS (CONTINUED)

      On November 28, 2005, pursuant to a Subscription Agreement executed with Dr. David Brown, we issued warrants to purchase 1,000,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On December 16, 2005, pursuant to an Amended and Restated Secured Promissory Note executed with Arisawa Manufacturing Co., Ltd., we issued warrants to purchase 500,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On December 16, 2005, we issued to Mike Peterson warrants to purchase 500,000 shares of Class A Common Stock at an exercise price of $.10 per share for services rendered to the Company in 2005.

      The following tables summarizes the activity of the Company's warrant activity:

                                                                        Weighted
                                                                        Average
                                                         Number         Exercise
                                                      of Warrants         Price
                                                      -----------       --------
Outstanding - December 31, 2003                                --         $  --
                                                        =========         =====

Granted                                                        --            --
Exercised                                                      --            --
Cancelled                                                      --            --
                                                        ---------         -----

Outstanding - December 31, 2004                                --         $  --
                                                        =========         =====

Granted                                                 2,000,000         $0.10
Exercised                                                      --            --
Cancelled                                                      --            --
                                                        ---------         -----

Outstanding - December 31, 2005                         2,000,000         $0.10
                                                        =========         =====

Exercisable - December 31, 2005                         2,000,000         $0.10
                                                        =========         =====

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 11- PROVISION FOR INCOME TAXES

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At December 31, 2005, deferred tax assets consist of the following:

                   Net deferred tax assets        $ 3,880,537
                   Less: valuation allowance       (3,880,537)
                                                  -----------
                                                  $       -0-
                                                  ===========

      At December 31, 2005, the Company had deficits accumulated in the amount of $12,935,124 available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 12- GOING CONCERN

      As shown in the accompanying financial statements the Company has sustained net operating losses for the years ending December 31, 2005 and 2004. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. This raises substantial doubt about the Company's ability to continue as a going concern.

      The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

      The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 13- COMMITMENTS

      On November 16, 2004 the Company entered into an agreement with Trey Resources, Inc. to purchase the exclusive Intellectual Property rights to certain Patient Reminder Software. As consideration for the sale the Company agrees to pay to Trey Resources as follows: a) 10,000,000 shares of the Company's Class A common stock, such shares equal to 10% of the outstanding shares of the Class A common stock of the Company at the time of execution of the agreement; b) a convertible debenture of the Company in the amount of $250,000. The debenture is convertible into shares of Class A common stock of the Company at a price equal to fifty percent (50%) of the average closing bid price of the Class A common stock for the four days immediately preceding the conversion date. The convertible debenture has a five year term and accrues interest at a rate of 3% per year; and, c) the Company agrees to file with the Securities and Exchange Commission, within sixty (60) days of the date of execution of this agreement, a registration statement on Form SB-2 to register the 10,000,000 shares tendered to Trey Resources, Inc. The rights to the Patient Reminder Software were initially valued at $100,000. $50,000 of this value was impaired during the year ended December 31, 2004.

      On May 16, 2005, Trey assigned all right, title, and interest in the 10,000,000 shares of the Company's Class A common stock in satisfaction of a $65,000 debt due and owing iVoice, Inc. by Trey.

      On November 19, 2004 the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., a Delaware limited partnership, wherein the Company shall issue and sell to Cornell, from time to time as provided in the agreement, up to $5,000,000 of the Company's common stock in exchange for Advances from Cornell Capital to the Company. Cornell shall commit to purchase the Company's common stock over the course of 24 months after an effective registration of the common stock. The Company will sell the common stock to Cornell at a purchase price equal to 97% of the Market Price.

      In addition, the Company shall issue to Cornell Capital Partners $835,000 of Secured Convertible Debentures which shall be convertible into shares of the Company's Class A common stock, par value $0.001, of which $230,000 was funded on November 19, 2004 and an additional $230,000 was funded on June 2, 2005. An additional $375,000 will be funded immediately prior to the Company filing a Registration Statement with the Securities and Exchange Commission.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 14- RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

      The Company has restated its previously issued financial statements for the year ended December 31, 2004 on its report dated January 18, 2005. The Company has restated its financial statements to recognize the issuance of a $250,000 convertible debenture to Trey Resources, Inc. The debenture was issued in partial consideration for the purchase of certain Patient Reminder Software from Trey Resources on November 16, 2004. See Note 13. The restatement resulted in an increase of $250,000 in the cost of software acquired and corresponding convertible debenture payable, respectively, for the year ended December 31, 2004. Accrued interest of $925 related to the debenture was recorded for the year ended December 31, 2004. These transactions resulted in an increase in net loss applicable to common shares of $925 for the year ended December 31, 2004, as restated, and an increase in the deficits accumulated to $11,301,170.

NOTE 15- SUBSEQUENT EVENTS

      On each of November 19, 2004 and June 2, 2005, we issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and us, dated as of February 14, 2006, Cornell Capital provided us with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479, and having the same interest and conversion terms as the terminated debentures. In connection with the issuances of the secured convertible debentures, we paid a fee to Cornell Capital equal to 10% of the aggregate principal amount of the debentures. In connection with the registration rights we granted to Cornell Capital pursuant to the Amended and Restated Securities Purchase Agreement, we shall pay Cornell Capital liquidated damages of $46,000 as a result of our delay in filing the registration statement. We also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of our Class A Common Stock at an exercise price of $0.001 per share.

                             LASER ENERGETICS, INC.
                        (FORMERLY HAPPY FOOD CORPORATION)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2005 AND 2004

NOTE 15- SUBSEQUENT EVENTS (CONTINUED)

      On February 14, 2006, pursuant to the terms of the Termination Agreement between Cornell Capital Partners and the Company, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement, Placement Agent Agreement and Compensation Debenture were terminated and the respective rights and obligations contained therein. As a result of these provisions, none of the parties shall have any rights or obligations under or with respect to these agreements. With the exception of the Compensation Debenture, the Investor shall retain all fees (except as otherwise stated herein), including without limitation the structuring fees and commitment fees pursuant to Section 12.4 of the Standby Equity Distribution Agreement.

      Pursuant to various Subscription Agreements executed between November 27, 2005 and January 25, 2006, seven (7) individuals unrelated to us purchased 8,087,953 shares of Class A Common Stock for an aggregate purchase price of $671,300. These shares were issued as part of a private placement offering by Company. Pursuant to the terms of the Amended and Restated Secured Convertible Debenture dated as of February 14, 2006 with Cornell Capital Partners, the private placement offering has been terminated.

      On January 27, 2006, the Company issued 120,482 shares of its Class A Common Stock to Dr. Max M. Behr pursuant to a Subscription Agreement dated as of January 20, 2006 and the subsequent receipt of $10,000 at a share price of $0.083 per share.

      On January 27, 2006, the Company issued 100,000 shares of its Class A Common Stock to Dr. Victor D. Cohen pursuant to a Subscription Agreement dated as of January 25, 2006 and the subsequent receipt of $8,300 at a share price of $0.083 per share.

      In February, 2006, the Company issued 60,241 shares of its Class A Common Stock to Dr. Max M. Behr pursuant to a Subscription Agreement dated as of February 13, 2006 and the subsequent receipt of $5,000 at a share price of $0.083 per share.

================================================================================

All dealers that effect transactions in these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription. The information contained in this prospectus is current only as of its date.

                              --------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.........................................................
SUMMARY OF THE OFFERING....................................................
SUMMARY CONDENSED FINANCIAL INFORMATION....................................
POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE.................
RISK FACTORS...............................................................
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................
SELLING STOCKHOLDERS.......................................................
USE OF PROCEEDS............................................................
PLAN OF DISTRIBUTION.......................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS..........................................................
OUR BUSINESS...............................................................
MANAGEMENT.................................................................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
    OTHER STOCKHOLDER MATTERS..............................................
DESCRIPTION OF SECURITIES..................................................
CHANGES IN ACCOUNTANTS.....................................................
EXPERTS....................................................................
LEGAL MATTERS..............................................................
WHERE YOU CAN FIND MORE INFORMATION........................................
INDEX TO FINANCIAL STATEMENTS..............................................

================================================================================

================================================================================

                             Laser Energetics, Inc.

                              283,895,920 Shares of
                              Class A Common Stock

                              --------------------

                                     [LOGO]

                              --------------------

                           Date: ___________ __, 2006

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      The Company's Certificate of Incorporation provides that it will indemnify a person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding") by reason of the fact that such person is or was a director or an officer of the Company against expense, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in connection with such proceeding to the fullest extent authorized by the Oklahoma General Corporation Act.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee               $  1,803
      Printing and Engraving Expenses                                     15,000
      Accounting Fees and Expenses                                        25,000
      Legal Fees and Expenses                                             75,000
      Miscellaneous                                                        4,197
                                                                        --------
      TOTAL                                                             $121,000
                                                                        ========

Item 26. Recent Sales of Unregistered Securities

      On November 16, 2004, the Company issued 10,000,000 shares of its Class A Common Stock to Trey Resources, Inc. ("Trey") pursuant to the Patient Reminder Purchase Agreement. The shares represented a portion of the purchase price paid to Trey for the right, title and interest in and to the intellectual property rights relating to the Reminder held by Trey. The Company agreed with Trey to file with the SEC a registration statement on Form SB-2 to register the 10,000,000 shares of Class A Common Stock that the Company issued to Trey. On May 16, 2005, Trey transferred the shares to iVoice, Inc. The Company is filing the registration statement of which this prospectus forms a part, among other things, to fulfill its contractual obligations to Trey under the Patient Reminder Purchase Agreement.

      On November 27, 2005, the Company issued 1,204,819 shares of its Class A Common Stock to Howard Mayer pursuant to a Subscription Agreement dated March 29, 2005 and the subsequent receipt of $100,000 at a share price of $0.083 per share.

      On November 27, 2005, the Company issued 602,410 shares of its Class A Common Stock to Roger Levy pursuant to a Subscription Agreement dated July 6, 2005 and the subsequent receipt of $50,000 at a share price of $0.083 per share.

      On December 20, 2005, the Company issued 602,410 shares of its Class A Common Stock to Judith D. Mayer pursuant to a Subscription Agreement dated December 12, 2005 and the subsequent receipt of $50,000 at a share price of $0.083 per share.

      On November 27, 2005, the Company issued 301,205 shares of its Class A Common Stock to T.H. Loomis pursuant to a Subscription Agreement dated September 9, 2005 and the subsequent receipt of $25,000 at a share price of $0.083 per share.

      On November 27, 2005, the Company issued 301,205 shares of its Class A Common Stock to Brian Mayer pursuant to a Subscription Agreement dated July 8, 2005 and the subsequent receipt of $25,000 at a share price of $0.083 per share.

      On November 27, 2005, the Company issued 36,145 shares of its Class A Common Stock to Dr. Max M. Behr pursuant to a Subscription Agreement dated August 25, 2005 and the subsequent receipt of $3,000 at a share price of $0.083 per share.

      On November 27, 2005, the Company issued an aggregate of 6,024,096 shares of its Class A Common Stock to Dr. David Brown pursuant to Subscription Agreements dated June 16, 2005 and July 21, 2005 and the subsequent receipt of $500,000 at a share price of $0.083 per share. Pursuant to such Subscription Agreements, the Company also issued Dr. Brown warrants to purchase 1,000,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On January 27, 2006, the Company issued 120,482 shares of its Class A Common Stock to Dr. Max M. Behr pursuant to a Subscription Agreement dated as of January 20, 2006 and the subsequent receipt of $10,000 at a share price of $0.083 per share.

      On January 27, 2006, the Company issued 100,000 shares of its Class A Common Stock to Dr. Victor D. Cohen pursuant to a Subscription Agreement dated as of January 25, 2006 and the subsequent receipt of $8,300 at a share price of $0.083 per share.

      On March 4, 2006, the Company issued 60,241 shares of its Class A Common Stock to Dr. Max M. Behr pursuant to a Subscription Agreement dated as of February 13, 2006 and the subsequent receipt of $5,000 at a share price of $0.083 per share.

      On April 28, 2006, the Company issued 20,000 shares of its Class A Common Stock to James Tucker pursuant to a Subscription Agreement dated as of April 25, 2006 and the subsequent receipt of $5,000 at a share price of $0.25 per share.

      On April 28, 2006 the Company issued an aggregate of 320,000 shares of its Class A Common Stock to Dr. David Brown pursuant to Subscription Agreements dated April 28, 2006 and the receipt of $80,000 at a share price of $0.25 per share. Pursuant to such Subscription Agreements, the Company also issued Dr. Brown warrants to purchase 160,000 shares of Class A Common Stock at an exercise price of $.10 per share.

      On May 1, 2006, the Company issued 180,000 shares of its Class A Common Stock to Dr. Herbert J. Nevyas pursuant to a Subscription Agreement dated as of April 28, 2006 for the transfer of laser eye equipment for the value of $45,000 to us.

      On June 1, 2005, the Company issued 25,000 shares of its Class B Common Stock to Frank H. Ward pursuant to an Agreement and Plan of Share Exchange between the Company, LEI/Florida and the former stockholders of LEI/Florida dated June 1, 2005.

      On December 28, 2005, the Company issued 375,000 shares of its Class A Common Stock to Elliott Dworkin pursuant to a Subscription Agreement dated December 20, 2005 for the aggregate purchase price of $375, at a share price of $0.001 per share (par value), and to be paid by reduction of the principal amount of the Amended, Restated and Renewed Promissory Note dated as of June 30, 2001.

      On December 28, 2005, the Company issued 375,000 shares of its Class A Common Stock to the Estate of Marc Dworkin pursuant to a Subscription Agreement dated December 20, 2005 for the aggregate purchase price of $375, at a share price of $0.001 per share (par value), and to be paid by reduction of the principal amount of the Amended, Restated and Renewed Promissory Note dated as of June 30, 2001.

      On October 29, 2004, the Company issued to Arisawa Manufacturing Co., Ltd. a secured promissory note in the principal amount of $1,099,718. On December 16, 2005, the Company issued an Amended and Restated Secured Promissory Note in the principal amount of $1,099,718 to replace the original note. The amended note extended the term to April 29, 2009.

      On November 19, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which the Company could, at its discretion, periodically issue and sell to Cornell Capital shares of Class A Common Stock for a total purchase price of $5.0 million. Cornell Capital would have purchased these shares of Class A Common Stock from the Company at a 3% discount to the lowest closing bid price of the Class A Common Stock on the five trading days immediately following the date on which the Company provides notice to Cornell Capital regarding a sale under the Standby Equity Distribution Agreement. In addition, Cornell Capital would have retained a fee equal to 5% of the purchase price for these shares. No shares of Class A Common Stock were issued in connection with the Standby Equity Distribution Agreement. In connection with the amended and restated convertible debenture due February 14, 2009 described above, on February 14, 2006, Cornell Capital and the Company terminated the Standby Equity Distribution Agreement and the agreements related thereto, along with the respective rights and obligations contained therein. As a result of such termination, none of the parties thereto have any remaining rights or obligations under or with respect to those agreements.

      On December 16, 2005, the Company issued a warrant to purchase 500,000 shares of its Class A Common Stock, at an exercise price of $.10 per share, to Arisawa Manufacturing Co., Ltd. pursuant to the Amended and Restated Secured Promissory Note between Arisawa Manufacturing Co., Ltd. and the Company dated December 16, 2005.

      On December 16, 2005, the Company issued a warrant to purchase 500,000 shares of its Class A Common Stock, at an exercise price of $.10 per share, to Mike Peterson for services rendered to the Company in 2005.

      Between March 1, 1999 and April 1, 2000, the Company issued an aggregate of $70,218, $73,601 and $775,728 original principal amount of promissory Notes to Elliott Dworkin, Marc Dworkin and Sid Dworkin, respectively. These Notes accrue interest, calculated from the date of their issuance at a rate of 15% per year (except for one promissory note issued to the Estate of Sid Dworkin with an outstanding balance as of December 31, 2005 of $477,657, which accrues interest calculated from the date of its issuance at a rate of 9.75%). Pursuant to the Forbearance Agreement dated December 20, 2005 by and among Elliott Dworkin, the Estate of Marc Dworkin, the Estate of Sid Dworkin, LEI/Florida and the Company, the outstanding principal and accrued interest on these debentures (which equaled $1,500,980 as of December 31, 2005) are due on the earlier of (i) February 28, 2008 and (ii) the date that all amounts owed to Cornell Capital, under their convertible debentures, have been paid.

      On each of November 19, 2004 and June 2, 2005, the Company issued $230,000 in convertible debentures to Cornell Capital, with interest payable at 5% per annum. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board and would have a conversion price equal to 95% of the lowest closing bid price of the Class A Common Stock during the thirty trading days immediately preceding conversion. Pursuant to an Amended and Restated Securities Purchase Agreement between Cornell Capital and the Company, dated as of February 14, 2006, Cornell Capital provided the Company with an additional $740,000 in loans, of which $150,000 is being held-back until the registration statement becomes effective, and cancelled and consolidated the original secured convertible debentures (including $20,479 of interest accruing thereon) in exchange for an amended and restated secured convertible debenture due February 14, 2009 in the principal amount of $1,220,479, and having the same interest and conversion terms as the terminated debentures. The Company also issued to Cornell Capital warrants exercisable until February 14, 2009 to purchase up to 3,000,000 shares of Class A Common Stock at an exercise price of $0.001 per share.

      The Company relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act. The Company made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and the Company's transfer agent was instructed not to permit transfers unless directed to do so by the Company, after approval by its legal counsel. The Company believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.

Item 27. Exhibits

No.       Description
---       -----------

3.1(a)    Certificate of Incorporation of the Registrant.

3.1(b)    Amendment to Certificate of Incorporation of the Registrant.

3.1(c)    Amendment to Certificate of Incorporation of the Registrant.

3.1(d) Certificate of Correction of Certificate of Amendment of Certificate of Incorporation of the Registrant.

3.1(e) Second Amended and Restated Certificate of Incorporation of Laser Energetics, Inc (Florida).

3.2(a)    Bylaws of the Registrant.

3.2(b)    Amended and Restated Bylaws of Laser Energetics, Inc (Florida).

4.1       Specimen of Class A Common Stock Certificate of the Registrant.

4.2 Promissory Note for the principal amount of $60,000 dated as of November 1, 1995 issued to Robert D. Battis by Laser Energetics, Inc (Florida).

4.3* Promissory Note dated as of May 1, 1997 issued to Prestige State Bank by Laser Energetics, Inc. (Florida).

4.4* Authorization and Loan Agreement dated as of May 1, 1997 between U.S. Small Business Administration and Laser Energetics, Inc. (Florida).

4.5 Promissory Note dated as of August 25, 1998 issued to AlliedSignal Inc. (n/k/a Honeywell International, Inc.) by Laser Energetics, Inc. (Florida).

4.6 Non-negotiable 10% Promissory Note for the principal amount of $10,000 dated as of December 18, 1998 issued to Robert D. Battis by Laser Energetics, Inc (Florida).

4.7 Promissory Note for the principal amount of $100,000 dated as of February 8, 1999 issued to Dr. John LiVecchi by Laser Energetics, Inc (Florida).

4.8 Promissory Note for the principal amount of $70,000 dated as of February 9, 1999 issued to Robert D. Battis by Laser Energetics, Inc (Florida).

4.9 Promissory Note for the principal amount of $342,500 dated as of March 1, 1999 issued to Sidney Dworkin by Laser Energetics, Inc (Florida).

4.10 Promissory Note dated as of April 20, 1999, issued to Richter Construction by Laser Energetics, Inc (Florida).

4.11 Promissory Note for the principal amount of $250,000 dated as of July 7, 1999 issued to Sidney Dworkin by Laser Energetics, Inc (Florida).

4.12 Promissory Note for the principal amount of $32,028 dated August 1, 1999 issued to Eileen Berke by Laser Energetics, Inc (Florida).

4.13 Promissory Note for the principal amount of $113,228 dated as of August 1, 1999 issued to Sidney Dworkin by Laser Energetics, Inc (Florida).

4.14 Promissory Note for the principal amount of $70,218 dated as of August 1, 1999, issued to Marc Dworkin by Laser Energetics, Inc (Florida).

4.15 Promissory Note for the principal amount of $73,601 dated as of August 1, 1999, issued to Elliott Dworkin by Laser Energetics, Inc (Florida).

4.16 Promissory Note for the principal amount of $40,000 dated as of August 13, 1999 issued to Sidney Dworkin by Laser Energetics, Inc (Florida).

4.17 Promissory Note for the principal amount of $30,000 dated as of September 14, 1999 issued to Sidney Dworkin by Laser Energetics, Inc (Florida).

4.18 Amended, Restated and Renewed Promissory Note for the principal amount of $332,402 dated as of January 4, 2000 issued to the Estate of Sidney Dworkin by Laser Energetics, Inc. (Florida).

4.19 Promissory Note for the principal amount of $1,690 dated March 21, 2000 issued to Eileen Berke by Laser Energetics, Inc (Florida).

4.20 Promissory Note for the principal amount of $1,595 dated March 21, 2000 issued to Eileen Berke by Laser Energetics, Inc (Florida).

4.21 Promissory Note for the principal amount of $15,000 dated March 21, 2000 issued to Cincinnati Sub-Zero Products, Inc by Laser Energetics, Inc (Florida).

4.22 Promissory Note for the principal amount of $11,750 dated March 21, 2000 issued to Cincinnati Sub-Zero Products, Inc by Laser Energetics, Inc (Florida).

4.23 Promissory Note for the principal amount of $69,597 dated as of October 17, 2000, issued to Wayne Armstrong by Laser Energetics, Inc (Florida).

4.24 Promissory Note for the principal amount of $300,000 dated August 8, 2000 issued to Eileen Berke by Laser Energetics, Inc (Florida).

4.25 Amended, Restated and Renewed Promissory Note for the principal amount of $30,000 dated as of January 1, 2001 issued to the Estate of Sidney Dworkin by Laser Energetics, Inc. (Florida).

4.26 Amended, Restated and Renewed Promissory Note for the principal amount of $40,000 dated as of June 30, 2001 issued to the Estate of Sidney Dworkin by Laser Energetics, Inc. (Florida).

4.27 Amended, Restated and Renewed Promissory Note for the principal amount of $113,228 dated as of June 30, 2001 issued to the Estate of Sidney Dworkin by Laser Energetics, Inc. (Florida).

4.28 Amended, Restated and Renewed Promissory Note for the principal amount of $250,000 dated as of June 30, 2001 issued to the Estate of Sidney Dworkin by Laser Energetics, Inc. (Florida).

4.29 Amended, Restated and Renewed Promissory Note for the principal amount of $70,218 dated June 30, 2001 issued to the Elliott Dworkin by Laser Energetics, Inc. (Florida).

4.30 Amended, Restated and Renewed Promissory Note for the principal amount of $73,601 dated June 30, 2001 issued to the Marc Dworkin by Laser Energetics, Inc. (Florida).

4.31 Promissory Note dated as of October 29, 2004 issued to Arisawa Manufacturing Co., Ltd. by Laser Energetics, Inc. (Florida).

4.32 Convertible Debenture dated as of November 16, 2004 between Trey Resources, Inc. and Laser Energetics, Inc. (Florida).

4.33 Promissory Note for the principal amount of $100,000 dated as of December 14, 2004 issued to Dr. John LiVecchi by Laser Energetics, Inc (Florida).

4.34 Promissory Note for the principal amount of $85,000 dated as of February 15, 2005 issued to Dr. John LiVecchi by Laser Energetics, Inc (Florida).

4.35 Warrant for the Purchase of Shares of Common Stock dated as of November 28, 2005 issued to Dr. David Brown by the Registrant.

4.36 Warrant for the Purchase of Shares of Common Stock dated as of December 16, 2005 issued to Arisawa Manufacturing Co. Ltd. by the Registrant.

4.37 Warrant for the Purchase of Shares of Common Stock dated as of December 16, 2005 issued to Mike Peterson by the Registrant.

4.38 Amended and Restated Promissory Note dated as of December 16, 2005 issued to Arisawa Manufacturing Co., Ltd. by the Registrant.

4.39 Amended and Restated Secured Convertible Debenture dated as of February 13, 2006 between Cornell Capital Partners, LP and the Registrant.

4.40 Warrant to Purchase Common Stock dated February 13, 2006 between Cornell Capital Partners, LP and the Registrant.

4.41* Warrant for the Purchase of Shares of Common Stock dated as of April 28, 2006 issued to Dr. David Brown by the Registrant.

5.1       Opinion of Stark & Stark.

10.1 License Agreement for Task Order #1 dated as of December 18, 1995 between Research Foundation of the University of Central Florida and the Laser Energetics, Inc. (Florida).

10.2 Contract Agreement dated as of December 20, 1995 between University of Central Florida and the Laser Energetics, Inc. (Florida).

10.3* Security Agreement dated as of May 1, 1997 by Laser Energetics, Inc. (Florida) in favor of Prestige State Bank.

10.4* Agreement for Continuing Perfection dated as of May 1, 1997 by Laser Energetics, Inc. (Florida) in favor of Prestige State Bank.

10.5 Patent License Agreement for Task Order #2 dated as of September 5, 1997 between Research Foundation of the University of Central Florida and Laser Energetics, Inc. (Florida).

10.6 Patent Asset Purchase Agreement and License dated August 14, 1998 between AlliedSignal Technologies (n/k/a Honeywell International, Inc) and Laser Energetics, Inc. (Florida).

10.7 License Agreement for Task Order #4 dated as of November 3, 1999 between Research Foundation of the University of Central Florida and Laser Energetics, Inc. (Florida).

10.8 Technology License Agreement dated as of March 23, 2000 between Honeywell International, Inc., Honeywell Intellectual Properties, Inc. and Laser Energetics, Inc. (Florida).

10.9 Security Agreement dated as of October 29, 2004 between Arisawa Manufacturing Co., Ltd. and Laser Energetics, Inc. (Florida).

10.10 Employment Agreement dated as of November 1, 2004, between Robert D. Battis and the Laser Energetics, Inc (Florida).

10.11 Patient Reminder Purchase Agreement dated as of November 16, 2004 between Trey Resources, Inc. and Laser Energetics, Inc. (Florida).

10.12 Subscription Agreement for the purchase of 1,204,819 shares of Class A Common Stock dated as of March 29, 2005 between Howard Mayer and the Registrant.

10.13 Lockup Agreement dated as of March 29, 2005 between Howard Mayer and the Registrant.

10.14 Lease agreement dated as of May 23, 2005, between IBIS Plaza LLC and Laser Energetics, Inc (Florida).

10.15 Agreement and Plan of Share Exchange dated June 1, 2005 between Happy Foods Corporation, an Oklahoma corporation and Laser Energetics, Inc., a Florida corporation.

10.16 Assignment and Assumption of Employment Agreement of Robert D. Battis dated as of June 1, 2005 between Laser Energetics Inc. (Florida) and the Registrant.

10.17 Subscription Agreements for the purchase the aggregate of 6,024,096 shares of Class A Common Stock dated June 16, 2005 and July 21, 2005 between Dr. David Brown and the Registrant.

10.18 Lockup Agreement dated June 16, 2005 between Dr. David Brown and the Registrant.

10.19 Subscription Agreement for the purchase of 602,410 shares of Class A Common Stock dated as of July 6, 2005 between Roger Levy and the Registrant.

10.20 Lockup Agreement dated as of July 6, 2005 between Roger Levy and the Registrant.

10.21 Subscription Agreement for the purchase of 301,205 shares of Class A Common Stock dated as of July 8, 2005 between Brian Mayer and the Registrant.

10.22 Lockup Agreement dated as of July 8, 2005 between Brian Mayer and the Registrant.

10.23 Subscription Agreement for the purchase of 36,145 shares of Class A Common Stock dated August 26, 2005 between Dr. Max M. Behr and the Registrant.

10.24 Amendment to Lease agreement dated as of September 2, 2005, between IBIS Plaza LLC and Laser Energetics, Inc (Florida).

10.25 Subscription Agreement for the purchase of 301,205 shares of Class A Common Stock dated as of September 9, 2005 between T. H. Loomis and the Registrant.

10.26 Lockup Agreement dated as of September 9, 2005 between T. H. Loomis and the Registrant.

10.27 Lockup Agreement dated August 26, 2005 between Dr. Max M. Behr and the Registrant.

10.28 Forbearance Agreement dated as of November 29, 2005 between Eileen Berke and the Registrant.

10.29 Lockup Agreement dated as of November 29, 2005 between Eileen Berke and the Registrant.

10.30 Forbearance Agreement dated as of November 29, 2005 between Cincinnati Sub-Zero Products, Inc. and the Registrant.

10.31 Lockup Agreement dated as of November 29, 2005 between Cincinnati Sub-Zero Products, Inc. and the Registrant.

10.32 Lockup Agreement dated November 30, 2005 between Trey Resources, Inc. and the Registrant.

10.33 2nd Lockup Agreement dated as of December 1, 2005 between Howard Mayer and the Registrant.

10.34 2nd Lockup Agreement dated as of December 1, 2005 between Dr. David Brown and the Registrant.

10.35 Forbearance Agreement dated December 1, 2005 between Robert D. Battis and the Registrant.

10.36 Lockup Agreement dated December 1, 2005 between Robert D. Battis and the Registrant.

10.37 Forbearance Agreement dated December 1, 2005 between Dr. John LiVecchi and the Registrant.

10.38 Lockup Agreement dated December 1, 2005 between Dr. John LiVecchi and the Registrant.

10.39 Subscription Agreement for the purchase of 602,410 shares of Class A Common Stock dated December 12, 2005 between Judith D. Mayer and the Registrant.

10.40 Lockup Agreement dated December 12, 2005 between Judith D. Mayer and the Registrant.

10.41 Employment Agreement dated as of December 16, 2005, between Dr. John LiVecchi and the Registrant.

10.42 Forbearance Agreement dated December 20, 2005 between the Estate of Sidney Dworkin, the Estate of Marc Dworkin and Elliott Dworkin, the Registrant and Laser Energetics, Inc (Florida).

10.43 Lockup agreement dated December 20, 2005 between the Estate of Sidney Dworkin and the Registrant.

10.44 Subscription agreement dated December 20, 2005 between the Estate of Marc Dworkin and the Registrant.

10.45 Lockup agreement dated December 20, 2005 between the Estate of Marc Dworkin and the Registrant.

10.46 Subscription agreement dated December 20, 2005 between Elliott Dworkin and the Registrant.

10.47 Lockup agreement dated December 20, 2005 between Elliott Dworkin and the Registrant.

10.48 Forbearance Agreement dated as of December 22, 2005 between Wayne Armstrong and the Registrant.

10.49 Amended and Restated Investor Registration Rights Agreement dated as of February 13, 2006 between Cornell Capital Partners, LP and the Registrant.

10.50 Amended and Restated Securities Purchase Agreement dated as of February 13, 2006 between Cornell Capital Partners, LP and the Registrant.

10.51 Irrevocable Transfer Agent Instructions dated as of February 13, 2006 between Interstate Transfer Company, David Gonzalez, Esq., as escrow agent and the Registrant.

10.52 Second Amended and Restated Pledge and Escrow Agreement dated February 13, 2006 between Cornell Capital, David Gonzalez, Esq., Robert Battis, Eileen Berke, Dr. John LiVecchi and the Registrant.

10.53 Termination Agreement dated February 13, 2006, by and between the Company and Cornell Capital, with respect to the termination of a Standby Equity Distribution Agreement and certain other documents.

10.54 Termination Agreement dated February 13, 2006, by and among the Company, David Gonzalez, Esq. and Cornell Capital, with respect to the termination of a certain Escrow Agreement.

10.55 Subscription Agreement for the purchase of 120,482 shares of Class A Common Stock dated as of January 20, 2006 between Dr. Max M. Behr and the Registrant.

10.56 Lockup Agreement dated as of January 20, 2006 between Dr. Max M. Behr and the Registrant.

10.57 Subscription Agreement for the purchase of 100,000 shares of Class A Common Stock dated as of January 25, 2006 between Dr. Victor D. Cohen and the Registrant.

10.58 Lockup Agreement dated as of January 25, 2006 between Dr. Victor D. Cohen and the Registrant.

10.59 Subscription Agreement for the purchase of 60,241 shares of Class A Common Stock dated as of February 13, 2006 between Dr. Max M. Behr and the Registrant.

10.60 Lockup Agreement dated as of February 13, 2006 between Dr. Max M. Behr and the Registrant.

10.61 Subscription Agreement for the purchase of 20,000 shares of Class A Common Stock dated as of April 25, 2006 between James Tucker and the Registrant.

10.62 Lockup Agreement dated as of April 25, 2006 between James Tucker and the Registrant.

10.63* Subscription Agreement for the purchase of 320,000 shares of Class A Common Stock dated as of April 28, 2006 between Dr. David Brown and the Registrant.

10.64* Lockup Agreement dated as of April 28, 2006 between Dr. David Brown and the Registrant.

10.65* Subscription Agreement for the purchase of 180,000 shares of Class A Common Stock dated as of April 28, 2006 between Dr. Herbert J. Nevyas and the Registrant.

10.66* Lockup Agreement dated as of April 28, 2006 between Dr. Herbert J. Nevyas and the Registrant.

21.1      List of Subsidiaries.

23.1      Consent of Bagell, Josephs, Levine & Company, LLC.

23.2 Consent of Stark & Stark (included in its opinion filed as Exhibit 5.1 hereto).

----------
* To be filed by amendment.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for determining liability under the Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, on May 5, 2006.

                                      LASER ENERGETICS, INC.


                                      By: /s/ Robert D. Battis
                                          --------------------------------------
                                      Name:  Robert D. Battis
                                      Title: President, Chief Executive Officer
                                             and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                    TITLE                                DATE


/s/ Robert D. Battis         President, Chief Executive Officer   May 5, 2006
--------------------------   and Chairman of the Board
Robert D. Battis


/s/ Dr. John T. LiVecchi     Director                             May 5, 2006
--------------------------
Dr. John T. LiVecchi


/s/ Dr. Victor D. Cohen      Director                             May 5, 2006
--------------------------
Dr. Victor D. Cohen